Exhibit 10.1

CURIS, INC.

LEDGEMONT RESEARCH CENTER

LEXINGTON, MA

TABLE OF CONTENTS

ARTICLE 1: BASIC TERMS		1

ARTICLE 2: PREMISES AND APPURTENANT RIGHTS		3
2.01	Lease of Premises; Appurtenant Rights	3
2.02	Roof License	5
2.03	Option to Expand	7

ARTICLE 3: LEASE TERM		8
3.01	Lease Term	8
3.02	Hold Over	9
3.03	Right to Extend	9

ARTICLE 4: RENT		10
4.01	Base Rent	10
4.02	Additional Rent	10
4.03	Late Charge	12
4.04	Interest	12
4.05	Method of Payment	12
4.06	Tenant’s Pro Rata Share	13

ARTICLE 5: TAXES		13
5.01	Taxes	13
5.02	Definition of “Taxes”	13
5.03	Personal Property Taxes	14

ARTICLE 6: UTILITIES AND LANDLORD SERVICES		14
6.01	Utility Services	14
6.02	Landlord Services	14
6.03	Excess Usage by Tenant	15

ARTICLE 7: INSURANCE		15
7.01	Coverages	15
7.02	Avoid Action Increasing Rates	17
7.03	Waiver of Subrogation	17
7.04	Landlord’s Insurance	17

ARTICLE 8: OPERATING EXPENSES		18
8.01	Operating Expenses	18

ARTICLE 9: USE OF PREMISES		19
9.01	Permitted Uses	19
9.02	Indemnification	19
9.03	Compliance with Legal Requirements	19
9.04	Environmental Substances	20
9.05	Signs and Auctions	22

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9.06	Landlord’s Access	22

ARTICLE 10: CONDITION AND MAINTENANCE OF PREMISES AND PROPERTY		23
10.01	Existing Conditions	23
10.02	Exemption and Limitation of Landlord’s Liability	23
10.03	Landlord’s Obligations	24
10.04	Tenant’s Obligations	29
10.05	Tenant Work	30
10.06	Condition upon Termination	33
10.07	Decommissioning of the Premises	33

ARTICLE 11: RESERVED		34

ARTICLE 12: DAMAGE OR DESTRUCTION; CONDEMNATION		34
12.01	Damage or Destruction of Premises	34
12.02	Eminent Domain	35

ARTICLE 13: ASSIGNMENT AND SUBLETTING		36
13.01	Landlord’s Consent Required	36
13.02	Terms	36
13.03	Right of Termination or Recapture	37
13.04	Procedures	37
13.05	Related Party Transfer	38
13.06	Excess Rents	38
13.07	No Release	38
13.08	Restrictions	39
13.09	Certain Additional Rights	39

ARTICLE 14: EVENTS OF DEFAULT AND REMEDIES		40
14.01	Events of Default	40
14.02	Remedies for Default	41

ARTICLE 15: LETTER OF CREDIT		43

ARTICLE 16: PROTECTION OF LENDERS		44
16.01	Subordination and Superiority of Lease	44
16.02	Rent Assignment	45
16.03	Other Instruments	45
16.04	Estoppel Certificates	45
16.05	Tenant’s Financial Condition	46

ARTICLE 17: MISCELLANEOUS PROVISIONS		46
17.01	Landlord’s Consent Fees	46
17.02	Notice of Landlord’s Default	46
17.03	Quiet Enjoyment	47
17.04	Interpretation	47
17.05	Notices	47
17.06	No Recordation	47

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17.07	Security Measures	47
17.08	Corporate Authority	47
17.09	Relocation	48
17.10	Joint and Several Liability; Right to Lease	48
17.11	Force Majeure	48
17.12	Limitation of Warranties	48
17.13	No Other Brokers	48
17.14	Applicable Law and Construction	49
17.15	Construction on the Property or Adjacent Property	49
17.16	Vacancy at End of Term	50
17.17	Confidentiality	50
17.18	OFAC Certification and Indemnity	51
17.19	WAIVER OF JURY TRIAL	51

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ARTICLE 1:    BASIC TERMS

The following terms used in this Lease shall have the meanings set forth below.

Date of Lease:	December 5, 2019

Landlord:	128 Spring Street Lexington, LLC, a Delaware limited liability company

Tenant:	Curis, Inc., a Delaware corporation

Building and Property:

The building complex known as Ledgemont Technology Center and consisting of the “A Building,” “B Building,” “C Building,” “D Building,”, “E Building” and the parking garage and other appurtenances thereto located at 128 Spring Street, Lexington, Massachusetts (the “Building” and such parcel of land hereinafter being collectively referred to as the “Property”).

Premises:	Portions of the Building consisting of approximately 21,772 rentable square feet located on the 500 Level of C Building as described in Exhibit A.

Term Commencement Date:	The Substantial Completion Date (as defined in Section 10.01, below)

Rent Commencement Date:	The Term Commencement Date.

Lease Year:

Each successive 12-month period included in whole or in part in the Term of this Lease. The first (1st) Lease Year shall be the twelve (12) month period, commencing on the Rent Commencement Date, provided, however, that if the Rent Commencement Date shall occur on a date other than the first day of a calendar month, then (a the first (1st) Lease Year shall include the period from the first anniversary of the Rent Commencement Date through the end of such calendar month and (b) the Base Rent for such Lease Year shall be increased proportionately to the greater length of such Lease Year.

Term or Initial Term:	Seven (7) Lease Years (defined below) commencing on the Term Commencement Date (defined above).

Extension Term:	One (1) additional term of five (5) Lease Years.

Permitted Uses:	General office use, research use, and laboratory use, and for no other purpose(s).

Tenant’s Pro Rata Share:	11.59% subject to Section 4.06.

Brokers:	Jones Lang LaSalle and T3 Advisors by separate letter agreement between Landlord and Brokers.

Landlord’s Managing Agent:	Related Beal, LLC

Security Deposit (Letter of Credit) Amount: $816,450.03, subject to Article 15, below.

Parking:	As set forth in Section 2.01(d) of the Lease.

Base Rent:	Initial Term:

Lease Year	Base Rent Per Square Feet	Base Rent	Base Rent Monthly Installment

1	$50.00	$1,088,600.00	$90,716.67
2	$51.50	$1,121,258.00	$93,438.17
3	$53.05	$1,155,004.60	$96,250.38
4	$54.64	$1,189,622.08	$99,135.17
5	$56.28	$1,225,328.16	$102,110.68
6	$57.97	$1,262,122.84	$105,176.90
7	$59.71	$1,300,006.12	$108,333.84

Extension Term:	As provided in Section 3.03(b).

Additional Rent:

All amounts payable by Tenant under this Lease other than Base Rent, including, without limitation, Tenant’s Pro Rata Share of Taxes (Article 5); Utilities (Article 6); Insurance premiums (Article 7); and Operating Expenses (Article 8) (See Section 4.02). Tenant’s Pro Rata Share is defined in Section 4.06 hereof.

Original Address of Landlord for Notices:

c/o Related Beal

177 Milk Street

Boston, Massachusetts 02109

Attention: Lease Coordinator

with copies to:

c/o Related Beal

177 Milk Street

Boston, Massachusetts 02109

Attention: General Counsel

- and -

Sherin and Lodgen LLP

101 Federal Street

Boston, Massachusetts 02110

Attention: Robert M. Carney, Esquire

Original Address of Tenant for Notices:

Before Term Commencement Date:

4 Maguire Road Lexington, MA 02421 Attention: Legal Department with a copy to: Faber Daeufer & Itrato PC 890 Winter Street; Suite 315 Waltham, MA 02451 Attn: Brian M. Connelly

After Term Commencement Date:

Ledgemont Research Center 128 Spring Street Lexington, Massachusetts 02421 with a copy to: Faber Daeufer & Itrato PC 890 Winter Street, Suite 315 Waltham, MA 02451 Attn: Brian Connelly

Allowance:	As provided in Section 10.03(a)(vii).

Initial Tenant Improvements:	To be constructed by Tenant as set forth in Section 10.04(c).

Exhibits:	Exhibit A:	Floor Plan of the Premises
	Exhibit B:	Rules and Regulations
	Exhibit C:	Rules and Regulations for Tenant Work
	Exhibit D:	Tenant Work Insurance Schedule
	Exhibit E:	Space Plans
	Exhibit F:	Construction Documents
	Exhibit G:	Environmental Substances
	Exhibit H:	Reserved
	Exhibit I:	Reserved
	Exhibit J:	Reserved
	Exhibit K:	Form of Term Commencement Date Agreement
	Exhibit L:	Form of Letter of Credit

ARTICLE 2:    PREMISES AND APPURTENANT RIGHTS

2.01    Lease of Premises; Appurtenant Rights. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term, subject to all matters of record and matters referred to below. Subject to Landlord’s rules and regulations attached hereto as Exhibit B and such other reasonable rules and regulations as Landlord may from time to time adopt and of which Tenant is given notice (collectively, “Landlord’s Rules”) and to Force Majeure (as hereinafter defined), Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.

(a)        Exclusions. The Premises exclude common areas and facilities of the Property, including, without limitation, exterior faces of exterior walls, the common stairways and stairwells (subject to Tenant’s rights to use the stairways for access between portions of the Premises pursuant to Section 2.01(b)), entranceways and the main lobby, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Property (exclusively or in common) and other common areas and facilities from time to time designated as such by Landlord. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor.

(b)         Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others (subject to Landlord’s Rules and Force Majeure) the common areas and facilities of the Property necessary for Tenant’s use and occupancy of the Premises, including, without limitation, the loading dock servicing the tenants and occupants of the Building and the freight elevators serving the Building. Subject to Landlord’s Rules and to Force Majeure, Tenant shall have access to the seating area of the common café in the Building twenty-four (24) hours a day, seven (7) days a week.

(c)        Reservations. In addition to other rights reserved herein or by law, Landlord reserves the right from time to time, provided that Landlord shall use commercially reasonable efforts to avoid unreasonable (except in emergency) interference of Tenant’s use of the Premises: (i) to make additions to or reconstructions of the Building and to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building, or elsewhere in the Property; (ii) to alter, eliminate or relocate any other common area or facility, including the drives, lobbies and entrances; and (iii) to grant easements and other rights with respect to the Property. Installations, replacements and relocations within the Premises referred to in clause (i) shall be located as far as practicable in the core areas of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. The Building may be subdivided or combined into separate or unified lots, submitted to or removed from a condominium regime or divided or combined into separate leasehold lots by ground leases to facilitate financing, ownership or operation of all or portions of the Property and Building, provided that Tenant’s rights and obligations under this Lease shall not be affected in any material respect. Tenant agrees to enter into any instruments reasonably requested by Landlord in connection with the foregoing so long as the same are not inconsistent with the rights of Tenant under this Lease and are otherwise reasonably acceptable to Tenant.

(d)        Parking.

(i)        Commencing on the Term Commencement Date, at no additional cost to Tenant, Tenant shall have the appurtenant right to use up 3.0 unreserved parking spaces for standard size automobiles and small utility vehicles per 1,000 rentable square feet of the Premises. The parking spaces shall be used by Tenant and Tenant’s employees and business invitees and may be located on or about the Property and/or within the parking garage. Tenant’s right to use such parking spaces shall be non-exclusive. Notwithstanding the foregoing, four (4) of the above described parking spaces shall be reserved parking spaces, located by Landlord (at Landlord’s sole discretion) along the roadway immediately outside the Collaboration Center, and identified with Tenant’s name. The location of any or all of the parking spaces, and the layout and location of the parking facilities, are subject to change from time to time; provided however, that the four (4) reserved parking spaces shall only be relocated along the roadway immediately outside the Collaboration Center.

(ii)        None of Tenant’s parking rights hereunder shall be assigned or sublicensed except in connection with a Transfer permitted under Article 13. Landlord shall have the right to make such parking available pursuant to a pass system or on any other reasonable basis determined by Landlord, and such parking rights shall be subject to Landlord’s reasonable rules and regulations of which Tenant is provided written notice, from time to time, and the right of Landlord to limit the number of parking spaces available to Tenant, its employees and invitees, where the use of the same exceeds the above-stated ratio. Landlord shall incur no liability to Tenant as a consequence of such over-allocation of parking spaces. Landlord shall have the right to alter the parking areas or their operation from time to time, and, except in the event of an emergency or apparent emergency, upon reasonable advance written notice to Tenant (which notice may be by email), to temporarily close portions thereof for maintenance as necessary. Tenant’s parking privileges constitute a license only, and no bailment is intended or shall be created. Neither Landlord nor any parking operator of the parking areas will have any responsibility for loss or damage due to fire or theft or otherwise to any automobile parked in the parking areas or to any personal property therein.

2.02    Roof License.

(a)        Tenant shall have the non-exclusive license, at no additional cost, to install, operate and maintain, all in good order and repair, an antenna or dish (“Antenna”) and supplemental HVAC unit (“Tenant’s HVAC Unit”) on a portion or portions of the roof of the Building (“Roof”) in compliance with all of the terms and conditions of this Lease, including, but not limited to, Section 10.05 and Exhibit C. Tenant acknowledges and agrees that the right granted to Tenant hereunder is a non-exclusive license and is not a lease or an appurtenant right to the Premises and, further, that Tenant’s liabilities and obligations under this Lease are not contingent or conditioned upon its ability to use the Antenna and Tenant shall continue to be obligated to perform all of its obligations under the Lease if Tenant is unable to use the Antenna. Tenant shall only use the Antenna to transmit and receive data transmissions for Tenant’s use in the Premises. No person or entity other than Tenant (or a Permitted Transferee, subtenant, successor or assign) shall have the right to use or receive transmissions from the Antenna.

(b)        The Antenna and Tenant’s HVAC Unit shall be of a size and location approved by Landlord, and shall be installed at a location or locations on the Roof selected by Landlord, in its sole but reasonable discretion, and Landlord shall have the right, to be exercised in good faith, to require Tenant to relocate the Antenna, but not Tenant’s HVAC Unit, from time to time, at Tenant’s sole cost and expense. Landlord makes no representation or warranty to Tenant that the Roof will be satisfactory to Tenant or will permit Tenant to receive the transmissions it desires to receive. Prior to installing, removing or replacing either the Antenna or Tenant’s HVAC Unit, Tenant shall submit to Landlord plans and specifications for the installation of the Antenna and/or Tenant’s HVAC Unit, as the case may be, prepared by a licensed engineer reasonably satisfactory to Landlord (the “Plans”). The Plans shall be reasonably satisfactory to Landlord, and shall show the location of the installations of the Antenna and/or Tenant’s HVAC Unit and all related equipment and components on the Roof, the location and type of all piping, conduit, wiring, cabling, the manner in which the Antenna and/or Tenant’s HVAC Unit will be placed on and fastened to the Roof, number, type, size and sealing of any Roof penetrations, and any other information requested by Landlord, in Landlord’s good faith discretion. Landlord shall have the right to require that the Antenna and/or Tenant’s HVAC Unit not be visible from any location on the ground and/or that the all such equipment be screened in a manner satisfactory to Landlord, in Landlord’s good faith discretion. Landlord shall have the right to employ an engineer or other consultant to review the Plans and the reasonable, actual cost of such engineer or consultant shall be paid by Tenant to Landlord within thirty (30) days after request therefor. After Landlord has approved the Plans and prior to installing the Antenna and/or Tenant’s HVAC Unit and any related equipment, wiring, conduit, piping, or cabling, Tenant shall obtain and provide to Landlord: (a) all required governmental and quasi-governmental permits, licenses, special zoning variances and authorizations, as required by applicable local, state or federal laws, regulations or ordinances, all of which Tenant shall obtain at its own cost and expense; and (b) a policy or certificate of insurance evidencing such insurance coverage as may be reasonably required by Landlord. Any alteration or modification of the Antenna and/or Tenant’s HVAC Unit or any associated piping, conduit, wiring, cabling, equipment after the Plans have been approved shall require Landlord’s prior written approval, which may be given or withheld in Landlord’s good faith discretion.

(c)        Installation and maintenance of the Antenna, Tenant’s HVAC Unit or any associated piping, conduit, wiring, cabling, equipment shall be performed solely by contractors approved by Landlord, in its reasonable discretion. Landlord’s may require Tenant to use a roofing contractor selected by Landlord to perform any work that could damage, penetrate or alter the Roof and an electrician selected by Landlord to install any associated piping, conduit, wiring, cabling, equipment on the Roof or in the Building. Landlord may require anyone going on the Roof to execute in advance a liability waiver satisfactory to Landlord. Tenant shall bear all costs and expenses incurred in connection with the installation, operation and maintenance of the Antenna and Tenant’s HVAC Unit.

(d)        Tenant acknowledges that Landlord may decide, in its good faith discretion, from time to time, to repair or replace the Roof (hereinafter “Roof Repairs”). Tenant is encouraged to design, install and maintain the Antenna and any Roof-top Equipment in a manner that allows for Landlord to conduct Roof Repairs without any removal thereof being required (e.g., using adequately framed, reinforced, sealed and elevated dunnage and/or roof framing) and Landlord shall reasonably cooperate with Tenant to accomplish this during the review and approval of any plans therefor. If Landlord elects to make Roof Repairs, Tenant shall, upon Landlord’s request, temporarily remove the Antenna so that the Roof Repairs may be completed. The cost of removing and reinstalling the Antenna shall be paid by Tenant, at Tenant’s sole cost and expense. Landlord shall not be liable to Tenant for any damages, lost profits or other costs or expenses incurred by Tenant as the result of the Roof Repairs. Maintenance, repair and replacement of the Antenna and Tenant’s HVAC Unit shall be Tenant’s sole responsibility throughout the entire Term. Tenant shall enter into a regularly scheduled (annually or semi-annually as reasonably determined by Landlord) preventive maintenance/service contract with an HVAC contractor reasonably approved by Landlord. The service contract must become effective within thirty (30) days of the Term Commencement Date, and a copy of the service contract forwarded to the Landlord upon request. At Landlord’s option, Landlord may enter into a regularly scheduled preventive maintenance/service contract with an HVAC contractor selected by Landlord for the Tenant’s HVAC Unit serving the Premises. Tenant shall reimburse Landlord upon demand, as additional rent, the cost of such contract and will make (or reimburse Landlord if Landlord elects to make) all repairs recommended by such HVAC contractor.

(e)        On the termination or expiration of the Lease, Tenant shall remove the Antenna and all associated conduit, wiring, cabling, equipment and repair any damages caused thereby, at Tenant’s sole cost and expense. If Tenant does not remove the Antenna on or before the date this Lease terminates or expires, Tenant hereby authorizes Landlord to remove and dispose of the Antenna and associated conduit, wiring, cabling, equipment, and Tenant shall promptly reimburse Landlord for the costs and expenses it incurs in removing and disposing of same and repairing any damages caused thereby. In such event, Tenant agrees that Landlord may dispose of the Antenna and any associated conduit, wiring, cabling, equipment in any manner selected by Landlord.

(f)        Tenant’s license to operate and maintain the Antenna and Tenant’s HVAC Unit shall automatically expire and terminate on the date that the term of the Lease expires or is otherwise terminated. This license to operate and maintain the Antenna shall also terminate if any of the following continue for more than three (3) days after written notice from Landlord to Tenant: (i) the Antenna is causing physical damage to the Building or the Roof, (ii) the Antenna is interfering with the normal or customary transmission or receipt of transmission or receipt of signals from or to the Building, (iii) the Antenna is causing Landlord to be in violation of any agreement to which Landlord is a party or (iv) the Antenna is causing Landlord to be in violation any local, state or federal law, regulation or ordinance.

(g)        Tenant represents and warrants to Landlord that it shall install and maintain the Antenna and HVAC Unit in such a manner that neither the Antenna nor Tenant’s HVAC Unit will cause interference with (i) any existing communications equipment installed on the Building, or (ii) with the ability of office tenants/occupants of the Building or Project to receive or transmit radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort presently or hereafter installed, or (iii) with any equipment, installation, wires, cabling or machinery (electronic or otherwise) at the Building or Project. Should any such interference occur, Landlord shall provide Tenant with notice of such interference and Tenant shall promptly make all necessary repairs and adjustments, at Tenant’s expense, to insure cessation of interference to Landlord’s reasonable satisfaction and any costs and expenses incurred by Landlord in connection therewith shall be paid to Landlord within thirty (30) days after Tenant’s receipt of Landlord’s invoice. If interference cannot be eliminated within forty-eight (48) hours after receipt of notice from Landlord to Tenant, Tenant shall temporarily disconnect the electric power and shut down the interfering equipment, except for intermittent operation for the purpose of testing correction of such interference. In the event Tenant does not shut down such equipment as aforesaid, Landlord may do so without liability to Tenant.

2.03    Option to Expand.

(a)        Tenant shall have the one-time right of first offer to lease any additional space on the 400 Level of C Building that becomes available for occupancy (the “Available Space”) during the Term, subject to and in accordance with the terms and conditions set forth in this Section 2.03. If at any time from and after the Term Commencement Date and prior to the expiration of the Term any Available Space shall become available, Landlord shall notify Tenant thereof in writing (“Landlord’s Available Space Notice”), which notice shall include the anticipated estimated date upon which such Available Space shall become available for occupancy by Tenant along with a floor plan showing the approximate rentable square footage thereof. Tenant shall have the right to lease all such Available Space described in Landlord’s Available Space Notice only by giving written notice to Landlord within fourteen (14) days after Tenant receives Landlord’s Available Space Notice, time being of the essence. If Tenant so elects to lease the applicable Available Space, such Available Space shall be and become part of the Premises hereunder upon the delivery of such Available Space to Tenant and shall be leased upon the same terms and conditions contained in this Lease, except that: (x) the Base Rent for such space shall be equal to the Market Rent therefor determined in accordance with Section 3.03(d), below (made applicable hereto by such changes and modifications as are required given the application hereof, mutatis mutandis), (y) it is understood and agreed that the applicable Available Space shall be leased by Tenant in its then “as-is”, “where-is” condition, without warranty or representation by Landlord and Landlord shall have no obligation to complete any work to prepare the applicable Available Space for Tenant’s use and occupancy or provide any allowance or contribution therefor, and (z) there shall be at least five (5) full Lease Years remaining in the Term from and after the delivery of such Available Space (which five (5) Lease Year period may include Tenant’s early exercise of any remaining extension term). Following such election by Tenant, and effective as of the delivery of the applicable Available Space and for the balance of the Term and any extension thereof: (i) the “Premises”, as used in this Lease, shall include the applicable Available Space; (ii) the rentable square footage of the Premises shall be increased to include the rentable square footage of the applicable Available Space (and any Additional Rent, charges and expenses due under this Lease shall be re-calculated to reflect the inclusion of the Available Space); and (iii) the Base Rent shall equal the sum of the then current Base Rent provided for in this Lease plus the

Base Rent for the applicable Available Space as determined above. To confirm the inclusion of the applicable Available Space as set forth above, Landlord shall prepare, and Tenant and Landlord shall promptly execute and deliver, an amendment to this Lease reflecting the foregoing terms and incorporation of the applicable Available Space. For the purposes hereof, space shall be deemed “available for occupancy” only when and after the existing lease thereon (including any available extension periods) has expired or is due to expire within six (6) months, and Landlord has elected not to renew the lease of the present tenant (including at Landlord’s discretion beyond the existing terms and conditions of such lease), and Landlord is free to lease such space to third parties without restriction or Landlord has entered into, or reasonably anticipates entering into, an agreement with the present tenant for the early surrender of such space within the next six (6) months. For clarity, Tenant understands that all vacant space in C Building as of the date hereof is not “available for occupancy” and will only become “available for occupancy” from and after the time such space has first been leased and then meets the definition for “available for occupancy” hereunder. Tenant acknowledges and agrees that its rights hereunder are and shall be subject and subordinate to any extension rights, expansion rights, options to lease or any rights of first negotiation, first offer or first refusal to lease granted to other tenants or occupants of the Property prior to the date of execution and delivery of this Lease, or to the terms of any leases, including extension and expansion rights, existing prior to the execution and delivery of this Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE RIGHT OF FIRST OFFER PROVIDED HEREIN IS NOT INTENDED AS, NOR SHALL THE SAME BE INTERPRETED OR CONSTRUED TO BE, A RIGHT OF FIRST REFUSAL.

(b)        Unless Landlord otherwise agrees in writing, Tenant may not exercise the right of first offer hereunder, and, at Landlord’s option, no exercise thereof shall be effective, if a default by Tenant shall exist under this Lease (or if there is any circumstance or state of facts which, with notice or the passage of time or both, would result in a breach and default hereunder) on the date on which Tenant provides Landlord with notice exercising its right or as of the date that Landlord would have otherwise delivered the Available Space to Tenant.

(c)        If Tenant fails to timely exercise, or waives, any of its rights hereunder, the right(s) granted hereunder as to any applicable Available Space shall be deemed waived for all purposes as to such Available Space, and Landlord may lease the applicable Available Space to any party and upon any terms free of any rights of Tenant. Tenant, following such waiver and within seven (7) business days of Landlord’s request therefor, shall execute and deliver to Landlord a certification, in recordable form, confirming the waiver of such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties.

2.04    Emergency Generator Capacity. Tenant shall have the right to access to up to five (5) watts of emergency generator capacity per square foot of fifty percent (50%) of the Premises from the emergency generator(s) serving the Building, from time to time. As of the effective date of this Lease, that amount is 54,430 watts.

ARTICLE 3:    LEASE TERM

3.01    Lease Term. Subject to the terms and conditions of this Lease, the Initial Term of this Lease is set forth in Article 1, unless sooner terminated as provided herein. Landlord and Tenant agree to execute a Term Commencement Date Agreement substantially in the form attached hereto as Exhibit K, or as otherwise reasonably requested by Landlord confirming the actual Term Commencement Date, Rent Commencement Date, and expiration date of the Term, once same are determined.

3.02    Hold Over. If Tenant (or anyone claiming through Tenant) shall remain in occupancy of the Premises or any part thereof after the expiration or early termination of the Term without a written agreement therefor executed and delivered by Landlord, then without limiting Landlord’s other rights and remedies the person remaining in possession shall be deemed a tenant at sufferance, and Tenant shall thereafter pay monthly rent (pro-rated for such portion of any partial month as Tenant shall remain in possession) at a rate equal to the greater of (a) one and one-quarter times the market rent then being quoted by Landlord for the Premises or reasonably comparable space in the Building, or (b) one and a half (1.5x) times the amount payable as Base Rent for the twelve (12) month period immediately preceding such expiration or termination for the first thirty (30) days and then two (2) times such amount thereafter, and in either case (a) or (b), with all Additional Rent also payable as provided in this Lease. After Landlord’s acceptance of the full amount of such rent for the first month of such holding over, the person remaining in possession shall be deemed a tenant at will at such rent and otherwise subject to all of the provisions of this Lease. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises promptly after the termination or expiration hereof and prior to acceptance of rent for any period thereafter, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof without process or by any legal process in force in the state where the Property is located. In any case, Tenant shall be liable to Landlord for all damages resulting from any failure by Tenant to vacate the Premises or any portion thereof when required hereunder.

3.03    Right to Extend.

(a)        Extension Term. The Term of this Lease of all of the Premises may be extended for the Extension Term by unconditional written notice from Tenant to Landlord at least twelve (12) (but not more than fifteen (15)) months before the end of the Initial Term, time being of the essence. If Tenant does not timely exercise this option, or if on the date of such notice or at the beginning of the Extension Term (i) a default by Tenant exists, (ii) Tenant is not occupying seventy-five percent (75%) or more of the Premises, or (iii) Tenant has not subleased more than twenty-five percent (25%) of the Premises, at Landlord’s option upon written notice to Tenant, Tenant’s right to extend the Term of this Lease shall irrevocably lapse and be void and of no further force and effect, Tenant shall have no further right to extend, and this Lease shall expire at the end of the Initial Term. If Tenant fails to timely exercise its rights hereunder, then within seven (7) days of Landlord’s request therefor, Tenant shall execute and deliver to Landlord a certification, in recordable form, confirming the Tenant’s failure to exercise (or waiver of) such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the failure or waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties. All references to the Term shall mean the Initial Term as it may be extended by the Extension Term. The Extension Term shall be on all the same terms and conditions except that the Base Rent for the Extension Term shall be as set forth below.

(b)        Extension Term Base Rent. Base Rent for the first (1st) year of the Extension Term shall be established as the higher of (i) the Market Rent (as defined in Section 3.03(c)) or (ii) the Base Rent last in effect for the last Lease Year prior to the Extension Term, and in either case shall increase by three percent (3.0%) for each subsequent year of the Extension Term. If Tenant gives Landlord timely notice of its exercise of the Extension Term option, then Landlord shall give Tenant written notice of Landlord’s determination of Market Rent for the Premises for the Extension Term prior to the expiration of the Initial Term. Within ten (10) days after Tenant receives such notice, Tenant shall notify Landlord of its agreement with or objection to Landlord’s determination of the Market Rent, whereupon in the case of Tenant’s objection, Market Rent shall be determined by arbitration conducted in the manner set forth below. If Tenant does not notify Landlord within such ten (10) day period of Tenant’s agreement with or objection to Landlord’s determination of the Market Rent, then the Market Rent for the Extension Term shall be conclusively deemed to be Landlord’s determination of the Market Rent as set forth in Landlord’s notice to Tenant.

(c)        Arbitration of Market Rent. If Tenant timely notifies Landlord of Tenant’s objection to Landlord’s determination of Market Rent under the preceding subsection with respect to the Extension Term, such notice shall also set forth a request for arbitration and Tenant’s appointment of a commercial real estate appraiser (an “Arbitrator”). Within five (5) business days thereafter, Landlord shall by notice to Tenant appoint a second Arbitrator. Each Arbitrator shall determine the Market Rent for the Extension Term within thirty (30) days after Landlord’s appointment of the second Arbitrator. On or before the expiration of such thirty (30) day period, the two Arbitrators shall confer to compare their respective determinations of the Market Rent. If the difference between the amounts so determined by the two (2) Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts then the final determination of the Market Rent shall be equal to the arithmetical average of said amounts. If such difference between said amounts is greater than ten percent (10%), then the two arbitrators shall within ten (10) days thereafter to appoint a similarly qualified third Arbitrator (“Third Arbitrator”), who shall determine the Market Rent for the Extension Term within ten (10) days after his or her appointment by selecting one or the other of the amounts determined by the other two (2) Arbitrators. Each party shall bear the cost of the Arbitrator selected by such party. The cost for the Third Arbitrator, if any, shall be shared equally by Landlord and Tenant. All Arbitrators appointed hereunder shall be MAI appraisers, so-called, knowledgeable in the field of commercial real estate and experienced in the market in which the Building is located. The foregoing determination shall be conclusive, final and binding on the parties and enforceable in any court having jurisdiction over the parties.

(d)        “Market Rent” shall be the fair market rent that willing parties would pay and receive as the Base Rent to lease similar space in the Building and similar space in similar buildings in the same geographic area, during the Extension Term and under the applicable terms and conditions of this Lease (and other relevant market factors).

(e)        Rent Continuation. For any part of the Extension Term during which the Base Rent is in dispute or has otherwise not finally been determined, Tenant shall make payment on account of Base Rent at the Market Rent estimated by Landlord, and the parties shall adjust for any overpayments or underpayments upon the final determination of Base Rent. The failure by the parties to complete the process contemplated under this Section prior to commencement of the Extension Term shall not affect the continuation of the Term or the parties’ obligation to make any adjustments for any overpayments or underpayments for the Base Rent due for the Extension Term promptly after the determination thereof is made.

ARTICLE 4:    RENT

4.01    Base Rent. From and after the Rent Commencement Date and thereafter on the first day of each month during the Term, Tenant shall pay Landlord the monthly installment of Base Rent and the monthly installments of Tenant’s Pro Rata Share of Total Operating Costs , including without limitation Tenant’s Pro Rata Share of Taxes required by Section 4.02, in each case in advance. Rent shall be payable at Landlord’s address or otherwise as Landlord may designate in writing from time to time. Notwithstanding the foregoing, Tenant shall pay to Landlord, simultaneously with the execution and delivery of this Lease, the Base Rent payment for the first full calendar month of the first (1st) Lease Year.

4.02     Additional Rent.

(a)        General. “Rent” means Base Rent and Additional Rent. Landlord shall estimate in advance (i) all Taxes under Article 5, (ii) all utility costs (unless separately metered to and/or separately contracted for by Tenant) under Article 6, (iii) all insurance premiums to be paid by Landlord under Article 7 and (iv) all Operating Expenses under Article 8 (individually, all such items in clauses (i) through (iv) being “Operating Costs” and collectively, being “Total Operating Costs”) and Tenant shall pay one-twelfth (1/12th) of Tenant’s Pro Rata Share of such estimated Total Operating Costs monthly in advance together with Base Rent. Landlord may adjust its estimates of Total Operating Costs at any time based upon its experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. Following the end of each calendar year, during the Term Landlord shall give to Tenant a reasonably detailed statement of the actual (subject to subsection (b), below) Total Operating Costs paid or incurred by Landlord during the preceding fiscal year of the Property and Tenant’s Pro Rata Share of such expenses (and Landlord shall endeavor to do the same within one hundred twenty (120) days after the end of each fiscal year). Within the next thirty (30) days, Tenant shall pay Landlord any underpayment, or Landlord shall credit Tenant with any overpayment, of Tenant’s Pro Rata Share of such Total Operating Costs. If the Term expires or the Lease is terminated as of a date other than the last day of a fiscal year for the Property, Tenant’s payment of Additional Rent pursuant to this Section for such partial fiscal year shall be based on Landlord’s reasonable estimate of the items otherwise includable in Total Operating Costs and shall be made on or before the later of (x) ten (10) days after Landlord delivers such estimate to Tenant or (y) the last day of the Term, with an appropriate payment or refund to be made upon Tenant’s receipt of Landlord’s statement of Total Operating Costs for such fiscal year. This Section shall survive the expiration or earlier termination of the Term.

(b)        Allocation of Certain Operating Costs; Gross Up. If at any time during the Term Landlord provides services only with respect to particular portions of the Building that include the Premises or incurs other Operating Costs allocable to particular portions of the Building that include the Premises alone, then such Operating Costs shall be charged entirely to those tenants, including Tenant, if applicable, of such portions, notwithstanding the provisions hereof referring to Tenant’s Pro Rata Share. If, during any period for which Landlord’s Operating Costs are being computed, less than all of the Building is occupied by tenants, or if Landlord is not supplying all tenants with the services being supplied hereunder, Operating Costs shall be reasonably estimated and extrapolated by Landlord to determine the Operating Costs that would have been incurred if the Building were fully occupied for such year and such services were being supplied to all tenants, and such estimated and extrapolated amount shall be deemed to be the Operating Costs for such period. Landlord shall make a reasonable allocation (using methods generally used in the industry) of any Operating Costs incurred jointly for the Property and any other property.

(c)        This Lease requires Tenant to pay directly to suppliers, vendors, carriers, contractors, etc., certain insurance premiums, utility costs, personal property taxes, maintenance and repair costs and other expenses. If Landlord pays any of these amounts in accordance with this Lease, Tenant shall, following notice and reasonable documentation of such expenses incurred by Landlord on Tenant’s behalf, reimburse such costs in full with the next monthly Rent payment. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due on or before the date for the next monthly Rent payment.

(d)        Audit Right. Landlord shall permit Tenant, at Tenant’s expense and during normal business hours, but only one time with respect to any Operating Year, to review Landlord’s invoices and statements relating to the Operating Costs for the applicable Operating Year for the purpose of verifying the Operating Costs and Tenant’s share thereof; provided that notice of Tenant’s desire to so review is given to Landlord not later than thirty (30) days after Tenant receives an annual statement from Landlord, and provided that such review is thereafter commenced and prosecuted by Tenant with due diligence. Any Operating Costs statement or accounting by Landlord shall be binding and conclusive upon Tenant unless (a) Tenant duly requests such review within such 30-day period, and (b) within three (3) months after such review request, Tenant shall notify Landlord in writing that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall have no right to conduct a review or to give Landlord notice that it desires to conduct a review at any time Tenant is in default of any term or condition of the Lease, beyond any applicable cure period. The accountant conducting the review shall (i) be a qualified lease auditor approved by Landlord (such approval not to be unreasonably withheld) and (ii) be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct a review, and no assignee shall conduct a review for any period during which such assignee was not in possession of the Premises. Upon request, Tenant shall provide Landlord a copy of any report or determination from such qualified lease auditor. If the qualified lease auditor determines, and if the parties agree, that the Operating Costs actually paid by Tenant for the Operating Year in question were less than Tenant’s obligations for such Operating Year, Tenant shall pay such shortfall within thirty (30) days after delivery of such results; if the qualified lease auditor determines, and if the parties agree, that the Operating Costs actually paid by Tenant for the Operating Year in question exceeded Tenant’s obligations for such Operating Year, then (x) Landlord shall provide Tenant with a credit of such excess against the next monthly payment of Operating Costs and (y) if such overpayment was by more than five percent (5%) of Tenant’s actual obligations for such Operating Year then Landlord shall reimburse Tenant for its reasonable, out-of-pocket costs for said audit, up to a maximum of $5,000.00 within thirty (30) days of Landlord’s receipt of a reasonably detailed written invoice therefor. Tenant agrees that all information obtained from any such review, including without limitation, the results of any such review shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

4.03    Late Charge. Tenant acknowledges that if it pays Rent late, Landlord shall incur unanticipated costs, which shall be extremely difficult to ascertain exactly. Such costs include processing and accounting charges, and late charges that may be imposed on Landlord by any mortgagee of the Property. Accordingly, if Landlord does not receive any Rent payment within five (5) days following its due date, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord shall incur by reason of Tenant’s payment default. Payment of the late charge shall not cure Tenant’s payment default or prevent Landlord from exercising other rights and remedies.

4.04    Interest. Any late Rent shall bear interest from the date due until paid at the rate equal to the Prime Rate plus four percent (4%) per annum except to the extent such interest would cause the total interest to be in excess of that legally permitted. The “Prime Rate” shall mean the prime lending rate per annum published in the Wall Street Journal from time to time. Payment of interest shall not cure Tenant’s payment default or prevent Landlord from exercising other rights and remedies.

4.05    Method of Payment. Tenant shall pay the Base Rent and Additional Rent to Landlord in advance in equal monthly installments by the first of each calendar month during the Term. Tenant shall make a pro rata payment of Base Rent and Additional Rent for any period of less than a month at the beginning or end of the Term. All payments of Base Rent, Additional Rent and other sums due shall be paid in current U.S. exchange by either automated clearinghouse payment (ACH) or check drawn on a clearinghouse bank at the Original Address of Landlord or such other place as Landlord may from time to time direct (or if requested by Landlord, by electronic fund transfer), without demand, set-off or other deduction. Without limiting the foregoing, Tenant’s obligation to pay Rent shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as expressly provided in herein, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant assumes the risk of the foregoing and waives all rights now or hereafter existing to quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent. It is intended that Base Rent payable hereunder shall be a net return to

Landlord throughout the Term, free of expense, charge, offset, diminution or other deduction whatsoever on account of the Premises (excepting Landlord’s financing expenses, federal and state income taxes of general application, and those expenses that this Lease expressly makes the responsibility of Landlord), and all provisions hereof shall be construed in terms of such intent.

4.06    Tenant’s Pro Rata Share.

(a)        For the purposes of this Lease, Tenant’s Pro Rata Share of Taxes is equal to the product obtained by multiplying the Taxes (as defined in Section 5.02 below) by Tenant’s Pro Rata Share, as the same may be adjusted as provided herein.

(b)        For the purposes of this Lease, Tenant’s Pro Rata Share of Operating Expenses (as defined in Section 8.01), utilities and insurance is equal to the product obtained by multiplying the aggregate amount of same by Tenant’s Pro Rata Share, as the same may be adjusted as provided herein.

(c)        Tenant’s Pro Rata Share shall be the percentage set forth in Article 1, which percentage has been determined by dividing the total number of rentable square feet in the Premises by the total number of rentable square feet in the Building, and multiplying the resulting quotient by one hundred (100). As of the date hereof, the rentable floor area of the Premises is as set forth in Article 1 and the rentable floor area of the Building is conclusively deemed to be 187,924 rentable square feet. The rentable square footage of the Building may be adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises, the Building and/or the Project (as defined below), whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building, the Project or otherwise. Without limiting the generality of the foregoing, Landlord may equitably adjust Tenant’s Pro Rata Share upon Tenant’s use of the Utility Services as reasonably estimated and equitably determined by Landlord based upon factors such as the intensity of use of such Utility Services by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use thereof.

ARTICLE 5:    TAXES

5.01    Taxes. Tenant covenants and agrees to pay to Landlord as Additional Rent Tenant’s Pro Rata Share of the Taxes for each fiscal tax period, or ratable portion thereof, included in the Lease Term. If Landlord receives a refund of any such Taxes, Landlord shall pay Tenant Tenant’s Pro Rata Share of the refund after deducting Landlord’s costs and expenses incurred in obtaining the refund. Tenant shall make estimated payments on account of Taxes in monthly installments on the first day of each month, in amounts reasonably estimated from time to time by Landlord pursuant to Section 4.02(a).

5.02    Definition of “Taxes”. “Taxes” means all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Property (including any so-called linkage, impact, or voluntary betterment payments), and all penalties and interest thereon (only if due to Tenant’s failure to make timely payments), assessed or imposed against the Premises or the property of which the Premises are a part (including, without limitation, any personal property taxes levied on such property or on fixtures or equipment used in connection therewith that are not levied and paid directly to and by Tenant pursuant to Section 5.03), other than a federal or state income tax of general application. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax there shall be assessed, levied or imposed on such property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Date of Lease) measured by or based in whole or in part upon Building valuation, mortgage valuation, rents, services or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term of Taxes. Taxes shall also include expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings.

5.03        Personal Property Taxes. Tenant shall pay directly all taxes charged against Tenant Property (as defined in Section 10.06). Tenant shall use its best efforts to have personal property taxed separately from the Property. Landlord shall notify Tenant if any of Tenant’s personal property is taxed with the Property, and Tenant shall pay such taxes to Landlord within fifteen (15) days of such notice.

ARTICLE 6:    UTILITIES AND LANDLORD SERVICES

6.01        Utility Services. Tenant shall provide and pay all charges and deposits for gas, water, sewer, electricity, and other energy, utilities and services used or consumed on the Premises (“Utility Services”) during the Term which now or hereafter separately serve the Premises, or are not expressly to be provided by Landlord elsewhere hereunder. If any such Utility Services are not separately metered, Tenant shall pay the cost of the same as part of the Operating Costs payable hereunder. It is understood that the electrical service for the Premises shall be either separately metered or sub or check metered to measure Tenant’s consumption of electricity. If such electrical service is separately metered Tenant shall pay directly to the utility supplier, all electrical service charges before delinquency (and failure to pay the same shall be deemed an Event of Default subject to Section 14.01(a), below). If such electrical service is sub or check metered, Landlord shall calculate the electrical service charge based on Tenant’s actual usage of electricity and Tenant shall pay same to Landlord, as Additional Rent, within fifteen (15) days of billing therefore. It is understood and agreed that except as may be expressly provided hereunder, Landlord shall be under no obligation whatsoever to furnish any such services to the Premises, and, except as expressly set forth herein, shall not be liable for (nor suffer any reduction in any rent on account of) any interruption or failure in the supply of the same. If the any such Utility Services are not separately metered, Landlord reserves the right, at any time during the Term, to install a monitor or check meter to measure Tenant’s consumption of such Utility Service(s), in which event Landlord shall calculate the applicable Utility Services charges based on Tenant’s actual usage thereof, rather than as otherwise provided herein. To the extent permitted by law, Landlord shall have the right at any time and from time to time during the Term to contract for or purchase one or more Utility Services from any company or third-party providing Utility Services (“Utility Service Provider”). Tenant agrees reasonably to cooperate with Landlord and the Utility Service Providers and at all times as reasonably necessary, and on reasonable advance notice (except in the event of a potential emergency), shall allow Landlord and the Utility Service Providers reasonable access to any utility lines, equipment, feeders, risers, fixtures, wiring and any other such machinery or personal property within the Premises and associated with the delivery of Utility Services.

6.02        Landlord Services. Landlord agrees to furnish reasonable HVAC (as defined in Section 10.04(c), below) to common hallways and lavatories, if any, and to furnish a pipe heated and chilled water supply to the portions of the Premises dedicated to office use (not to exceed 50% of the Premises for purposes of this sentence), subject to Section 10.04(c), below, during normal business hours on regular business days during the heating or air conditioning season, as applicable, to light common passageways twenty-four (24) hours a day, to provide hot water to common lavatories, and to clean common areas, common area glass, common lavatories and glass main entry doorways to the Premises Mondays through Fridays (holidays excepted), in substantially the same fashion as is typical for comparable first class office and laboratory projects in the Lexington area, subject to interruption due to accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for such Building, governmental restraints, or to any cause beyond the Landlord’s control. To the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, § 15), but subject to Tenant’s insurance requirements hereunder and Section 7.03, in no event shall Landlord be liable for any interruption or delay in any of the above services for any of such causes. For the purposes of this clause, reasonable heating of common areas shall be provided between the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday during the months from November through April (holidays excepted). Reasonable cooling of common areas shall be provided between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturday during the cooling season (holidays excepted). If Tenant requests Landlord to provide additional heat or air conditioning outside of such hours, Tenant shall pay therefor (within fifteen (15) days after billing) at reasonable rates established by Landlord from time to time. Notwithstanding the foregoing, Tenant shall be entitled to an abatement of Base Rent in the event of a Landlord Service Interruption (as defined below), equal to one (1) day for each consecutive day the Landlord Service Interruption continues beyond the Landlord Service Interruption Cure Period (as defined below). For the purposes hereof, a “Landlord Service Interruption” shall occur in the event (i) the Premises shall lack any service which Landlord is required to provide or furnish hereunder which thereby renders the Premises unusable for the Permitted Use for the entirety of the duration of the Landlord Service Interruption, (ii) Tenant in fact ceases to use the entire Premises for the entirety of the duration of the Landlord Service Interruption (provided that limited entry into the Premises by Tenant for the sole purpose of retrieving an item, confirming the status of the Premises or otherwise checking on laboratory conditions (without otherwise making routine use of the same) shall not be deemed use of the Premises by Tenant); (iii) such lack of service was not caused by Tenant, its employees, contractors, invitees or agents or by a casualty or taking (in which event Article 12 shall control); (iv) such interruption of service was not the result of causes, events or circumstances outside of Landlord’s reasonable control; and (v) the cure of such interruption is within Landlord’s reasonable control. For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as seven (7) consecutive business days after Landlord’s receipt of written notice from Tenant of the Landlord Service Interruption.

6.03        Excess Usage by Tenant. Tenant shall not introduce to the Premises personnel, fixtures or equipment which (individually or in the aggregate) exceed those used by the average Building tenant or overload the capacity of the electrical, heating, ventilating and air conditioning, mechanical, plumbing or other utility systems serving the Premises or generate above average heat, noise or vibration at the Premises. If Tenant uses the Premises or installs fixtures or equipment in such a manner as would so overload said systems, as reasonably determined by Landlord, then, in addition to any other remedies Landlord may have, Tenant shall pay, as Additional Rent, within ten (10) days of billing therefor, the costs of any repairs or damage resulting therefrom and, if Tenant does not cure the condition causing such overload within five (5) days following the receipt of notice from Landlord of such condition, the costs of Landlord providing and installing (or causing to be so provided and installed) any additional equipment, facilities or services that may be required as a result thereof.

ARTICLE 7:    INSURANCE

7.01        Coverages. Tenant shall, at its own expense, maintain and keep in force, or cause to be maintained and kept in force by any general contractors, sub-contractors or third party entities where required by contract, throughout the term of this Lease and/or alteration or construction period and for such longer period, if any, Tenant remains in occupancy of the Premises, the following insurance coverages:

(a)        Property Insurance. “All-Risk” or “Special” Form property insurance, and/or Builders Risk coverage for renovation projects, including, without limitation, coverage for fire, earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief coverage on all equipment, furniture, fixtures, fittings, Initial Tenant Improvements, Tenant Work, Tenant Property or other improvements and betterments, business income, extra expense, merchandise, inventory/stock, contents, and personal property located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO “All-Risk” or “Special” Form, when such coverage is supplemented with the coverages required above. This property policy shall also include coverage for plate glass, where required by written contract.

(b)        Liability Insurance. Commercial General Liability insurance against any and all claims for personal injury, death or property damage occurring in, or about the Premises and arising out of Tenant’s operations on the Premises, or Tenant’s agents’, invitees’, sublessees’ use or occupancy of the Premises. Such insurance shall have a limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit. Such insurance shall contain an extended (broad form) liability endorsement, including contractual liability coverage (including this Lease, and Tenant’s indemnity obligations hereunder). Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance (if any) shall be in excess thereto. Tenant’s commercial general liability insurance policy shall include Landlord, Landlord’s Management Agent, Landlord’s mortgagees and Landlord’s designees as additional insureds, and shall provide that such parties may, although additional insureds, recover for any loss suffered by Tenant’s negligence.

(c)        Umbrella / Excess Liability Insurance. The foregoing liability limits shall be adequate as long as Tenant maintains an Umbrella policy limit of not less than Three Million Dollars ($3,000,000) per occurrence. Should Tenant not maintain an Umbrella policy with such limits, then the limits of the underlying Commercial General Liability policy shall be increased to Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) aggregate.

(d)        Other. Such other insurance as Landlord may reasonably require (i.e., similar to that required by other reasonable and prudent landlords with respect to first-class buildings used for office, research, development, and laboratory purposes in the Greater Boston Suburbs market, including, without limitation the use of hazardous materials), from time to time, and as may be required by law, including, without limitation (i) workers’ compensation insurance with a limit of liability as required by law to be maintained; (ii) employer’s liability insurance with a minimum limit of coverage of Two Million Dollars ($2,000,000); and (iii) business interruption and extra expense insurance coverage(s) reasonably satisfactory to Landlord (i.e. similar to that required by such other landlords).

(e)        Form of the Policies. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(f)        Failure by Tenant to Obtain Insurance. If Tenant does not procure the insurance required pursuant to this Section, or keep the same in full force and effect, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor after notice thereof to Tenant, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant, as Additional Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure by Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

(g)        Contractor Insurance. Tenant shall cause all contractors and subcontractors to maintain during any period of Tenant Work (including the Initial Tenant Improvements) the insurance described on Exhibit D attached hereto.

(h)        Deductibles. Tenant’s insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000) without Landlord’s prior written consent. If any of the above insurances have deductibles or self-insured retentions, Tenant and/or contractor (policy Named Insured) shall be responsible for the deductible amount.

(i)        General Requirements. All of the insurance policies required in this Section (“Insurance Requirements”) shall be written by insurance companies which are licensed to do business in the state where the Property is located, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such state, with an A.M. Best rating of at least “A” and a financial size category of not less than “VII”. The liability policy(ies) (excluding, workers’ compensation policies) shall name, as additional insureds, Landlord, Landlord’s Management Agent, Landlord’s mortgagees and Landlord’s designees, and provide thirty (30) days’ notice of cancellation or non-renewal. Tenant shall provide Landlord with certificates of insurance upon request, prior to move-in date, prior to commencement of the Tenant/contractor work, and within thirty (30) days of coverage inception and subsequent renewals or rewrites/replacements of any cancelled/non-renewed policies.

7.02        Avoid Action Increasing Rates. Tenant shall comply with Sections 9.01, 9.02, 9.03 and 9.04 and in addition shall not, directly or indirectly, use the Premises in any way that is prohibited by law or dangerous to people or property or that may jeopardize or increase the cost of any insurance coverage or require additional insurance. Tenant shall cure any breach of this Section within ten (10) days after notice from Landlord (or Tenant’s independent knowledge of such breach) by (a) stopping any use that jeopardizes any insurance coverage or increases its cost and (b) paying Landlord for the increased cost of insurance. Tenant shall have no further notice or cure right under Article 14 for any such breach. Tenant shall reimburse Landlord for all of Landlord’s costs incurred in providing any insurance that is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom, including, without limitation, any risks or hazards associated with the generation, storage and disposal of Environmental Substances.

7.03        Waiver of Subrogation. Landlord and Tenant each waive any and every claim for recovery from the other for any and all loss of or damage to the Property or any part of it, or to any of its contents, which loss or damage is covered by valid and collectible property insurance. Landlord waives any and every such claim against Tenant that would have been covered had the insurance policies required to be maintained by Landlord by this Lease been in force, to the extent that such loss or damage would have been recoverable under such policies. Tenant waives any and every such claim against Landlord that would have been covered had the insurance policies required to be maintained by Tenant under this Lease been in force, to the extent that such loss or damage would have been recoverable under such policies. This mutual waiver precludes the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), and Landlord and Tenant each agree to give written notice of this waiver to each insurance company that has issued or shall issue any property insurance policy to it, and to have the policy properly endorsed, if necessary, to prevent invalidation of the insurance coverage because of this waiver.

7.04        Landlord’s Insurance. Landlord shall purchase and maintain during the Term, with insurance companies qualified to do business in the state where the Property is located insurance that may include the following: (a) commercial general liability insurance for incidents occurring in the common areas, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability for bodily injury and property damage per occurrence, together with such other coverages and risks as Landlord shall reasonably decide or a mortgagee may require; (b) property insurance covering property damage to the Building, excluding the Initial Tenant Improvements and any other Tenant Work, and loss of rental income, for full replacement cost value of the Building with co-insurance waived by inclusion of an agreed amount endorsement; and (c) such other coverage(s) as may be required by Landlord’s mortgagee or otherwise be deemed commercially reasonable by Landlord. As set forth in Section 4.02, the cost thereof shall be borne by Tenant and other tenants.

ARTICLE 8:    OPERATING EXPENSES

8.01        Operating Expenses.

(a)        “Operating Expenses” shall mean all costs and expenses associated with the ownership, operation, management, maintenance and repair of the Building and Property and of all heating, ventilating, air conditioning, plumbing, electrical, utility and safety systems for the Building. “Common Elements” shall mean all areas in the Building available for the common use of tenants of the Building and not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, the common café and common parking areas, driveways, sidewalks, access roads, plazas, landscaping and planted areas located in the Building or on the Property. Operating Expenses include, without limitation, the costs and expenses incurred in connection with the following: compliance with Landlord’s obligations under Section 10.03; planting and landscaping; snow plowing and removal; utility, water and sewage services; maintenance of signs; supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons engaged in the actual operation, maintenance, security, cleaning and repair of the Property and Common Elements, including Social Security, old age and unemployment taxes and so-called “fringe benefits”; services generally furnished to tenants of the Building (and available to Tenant); maintenance, repair, and replacement of Building and Common Elements equipment and components; utilities consumed and expenses incurred in the operation, maintenance and repair of the Property and Common Elements; costs incurred under any reciprocal easement agreements benefiting the Property; costs incurred by Landlord to comply with the terms and conditions of any governmental approvals affecting operations of the Property; the amortized portion (as determined by GAAP wherever applicable, otherwise as determined in the reasonable discretion of Landlord), properly attributable to the year in question, of the cost, with interest thereon at a rate reasonably determined by Landlord, of (x) the replacement of any capital items or (y) the acquisition of new capital items which either (1) are intended to reduce (or reduce increases in) Operating Expenses or (2) are required to comply with applicable laws; workers’ compensation insurance and property, liability and other insurance premiums; personal property taxes; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property and Common Elements; fees for required licenses and permits; losses or subsidies paid or incurred by Landlord in operating the common café; routine maintenance and repair of parking areas and paving (including sweeping, striping, repairing, resurfacing, and repaving); refuse removal; security; reasonable reserves, including for roof replacement and exterior painting; and property management fees. Operating Expenses shall also include the Building ’s share (as reasonably determined and allocated by Landlord) of: (i) the costs incurred by Landlord in operating, maintaining, repairing, insuring and paying real estate taxes upon any common facilities of the office park or development (including, without limitation, the common facilities from time to time serving the Building in common with other buildings or parcels of land) of which the Property may be a part, from time to time, such as any so-called “loop” access roads, retention ponds, sewer and other utility lines, amenities and the like; (ii) shuttle bus service (if and so long as Landlord shall provide the same); (iii) the actual or imputed cost of the space occupied by on-the-grounds building attendant(s) and related personnel and the cost of administrative and or service personnel whose duties are not limited solely to the Building, as allocated to the Building by Landlord; and (iv) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among park or development property owners. Landlord may use third parties or affiliates to perform any of the foregoing services, and the cost thereof shall be included in Operating Expenses. Costs referred to in this Section shall be ascertained in accordance with generally accepted accounting principles, including allowances for appropriate reserves, and allocated to appropriate fiscal periods on the accrual method of accounting.

(b)        Operating Expenses shall not include: the cost of casualty repairs to the extent covered by insurance (except for reasonable deductibles paid by Landlord under insurance policies maintained by Landlord); costs associated with the operation of the business of Landlord and/or the sale and/or financing of the Building, as distinguished from the cost of Building operations, maintenance and repair; and costs of disputes between Landlord and its employees, tenants or contractors, costs that are reimbursed directly by tenants to Landlord, costs of leasing other premises within the Building to tenants, or costs of improvements made by Landlord to prepare other premises within the Building for specific tenants.

(c)        Tenant shall pay Tenant’s Pro Rata Share of Operating Expenses in accordance with Section 4.02.

ARTICLE 9:    USE OF PREMISES

9.01        Permitted Uses. Tenant may use the Premises only for the Permitted Uses described in Article 1, and for no other purpose(s). Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by applicable laws or insurance requirements.

9.02        Indemnification. Tenant shall assume exclusive control of all areas of the Premises, including all improvements, utilities, equipment, and facilities therein. Tenant is responsible for the Premises and any Tenant’s improvements, equipment, facilities and installations, wherever located on the Property and all liabilities, including, without limitation, tort liabilities, incidental thereto. To the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, § 15), but subject to Tenant’s insurance requirements hereunder and Section 7.03, Tenant shall indemnify, save harmless and defend Landlord and Landlord’s members, managers, officers, mortgagees, agents, employees, independent contractors, invitees, Landlord’s Managing Agent and other persons acting under them (collectively, “Indemnitees”) from and against all liability, claims, damages or costs (including reasonable attorneys’ fees) arising in whole or in part out of (a) any injury, loss, theft or damage to any person or property while on or about the Premises, the Property or the Building; (b) any condition within the Premises or, to the extent arising from the acts or omissions of Tenant, the Property or the Building; (c) failure to comply with any Lease covenant by Tenant; or (d) the use of the Premises (or, to the extent arising from the acts or omissions of Tenant, the Property or the Building ) by, or any act or omission of, Tenant or persons claiming by, through or under Tenant, or any of its agents, employees, independent contractors, suppliers or invitees, in each case paying any cost to Landlord on demand as Additional Rent. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

9.03        Compliance with Legal Requirements. Tenant shall not cause or permit the Premises, the Property or the Building to be used in any way that violates any law, code, ordinance, restrictive covenant, encumbrance, governmental regulation, order, permit, approval, variance, covenants or restrictions of record or any provision of the Lease (each a “Legal Requirement”), annoys or interferes with the rights of tenants of the Building, or constitutes a nuisance or waste. Tenant shall obtain, maintain and pay for all permits and approvals and shall promptly take all actions necessary to comply with all Legal Requirements, including, without limitation, the Occupational Safety and Health Act, applicable to Tenant’s use of the Premises, the Property or the Building. Tenant shall maintain in full force and effect all certifications or permissions to provide its services required by any authority having jurisdiction to authorize, franchise or regulate such services. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits and approvals directly or indirectly relating or incident to: the conduct of its activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste or animals or laboratory specimens. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise reasonably requested by any mortgagee of Landlord, Tenant shall furnish Landlord with copies of all such permits and approvals that Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits that Tenant possesses or has obtained with respect to the Premises. Tenant shall promptly give written notice to Landlord of any warnings or violations relative to the above received from any federal, state or municipal agency or by any court of law and shall promptly cure the conditions causing any such warnings or violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (a) any such contest is made reasonably and in good faith, (b) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, acceptable to Landlord to protect Landlord, the Building and the Property from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (c) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (d) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected, and (e) Tenant’s decision to delay such cure shall not, in Landlord’s good faith determination, be likely to result in any actual or threatened bodily injury, property damage, or any civil or criminal liability to Landlord, any tenant or occupant of the Building or the Property, or any other person or entity.

9.04        Environmental Substances. “Environmental Law(s)” means all statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders of federal, state and local public authorities pertaining to any of the Environmental Substances or to environmental compliance, contamination, cleanup or disclosures of any release or threat of release to the environment, of any hazardous, biological, chemical, radioactive or toxic substances, wastes or materials, any pollutants or contaminants that are included under or regulated by any municipal, county, state or federal statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations or orders, including, without limitation, the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; the Clean Water Act, 33 U.S.C. § 1251, et seq.; the Clean Air Act, 42 U.S.C. § 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f-300j, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L., Chapter 21E, as any of the same are from time to time amended, and the rules and regulations promulgated thereunder, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, and all other federal, state and local statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders regulating the generation, storage, containment or disposal of any Environmental Substances, including, but not limited to, those relating to lead paint, radon gas, asbestos, storage and disposal of oil, biological, chemical, radioactive and hazardous wastes, substances and materials, and underground and above ground oil storage tanks; and any amendments, modifications or supplements of any of the foregoing.

“Environmental Substances” means, but shall not be limited to, any hazardous substances, hazardous waste, environmental, biological, chemical, radioactive substances, oil, petroleum products and any waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, or that would trigger any employee or community “right-to-know” requirements adopted by any federal, state or local governing or regulatory body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet (“MSDS”), including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, lead paint, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials that are mentioned under or regulated by any Environmental Law; and the regulations adopted under these acts, and including any other products or materials subsequently found by an authority of competent jurisdiction to have adverse effects on the environment or the health and safety of persons.

Tenant shall neither cause or permit any Environmental Substances to be generated, produced, brought upon, used, stored, treated or disposed of in or about or on the Property or Building by Tenant, nor permit or suffer persons acting under Tenant, to do the same, whether with or without negligence, without (a) Landlord’s prior written consent and (b) complying with all applicable Environmental Laws and Legal Requirements pertaining to the transportation, storage, use or disposal of such Environmental Substances, including obtaining proper permits and approvals and providing Landlord the applicable MSDS for each Environmental Substance. Landlord may take into account any factors or facts that Landlord reasonably believes relevant in determining whether to grant its consent. Tenant is required to adhere to and comply with the allowable quantities of Environmental Substances that are allocated to them by the Landlord’s flammable and/or Environmental Substances matrix, from time to time (the current version of which is shown in Exhibit G-1). Landlord consents to Tenant’s use of the Environmental Substances (and quantities) listed in Exhibit G-2. From time to time at Landlord’s request, Tenant shall execute affidavits, representations and the like concerning Tenant’s best knowledge and belief, after due inquiry, regarding the presence or absence of Environmental Substances on the Premises, the Property or the Building. Tenant agrees to pay the cost of any environmental inspection or assessment requested by any lender that holds a security interest in the Property or this Lease, or by any insurance carrier, to the extent that such inspection or assessment pertains to any release, threat of release, contamination, claim of contamination, loss or damage or determination of condition in the Premises. In addition, at Landlord’s request, Tenant shall promptly provide to Landlord all MSDSs for products used within the Premises.

If any transportation, storage, use or disposal of Environmental Substances on or about the Property or Building by Tenant, its agents, employees, independent contractors, or invitees results in any escape to, release to, threat of release to or contamination of the soil, surface or ground water, sewage system or ambient air or any loss or damage to person or property, Tenant agrees to: (x) notify Landlord immediately of the occurrence; (y) after consultation with Landlord (except in cases of emergency, in which case Tenant shall consult with Landlord as promptly as reasonably practicable), clean up the occurrence in full compliance with all applicable statutes, regulations and standards; and (z) indemnify, defend and hold Landlord, and the Indemnitees harmless from and against any claims, suits, causes of action, costs and fees, including attorneys’ fees and costs, arising from or connected with any such occurrence. In the event of such occurrence, Tenant agrees to cooperate fully with Landlord and provide such documents, affidavits, information and actions as may be requested by Landlord (A) to comply with any Environmental Law or Legal Requirement, (B) to comply with any request of any mortgagee or tenant and/or (C) for any other reason deemed necessary by Landlord in its sole discretion. In the event of any such occurrence that is required to be reported to a governmental authority under any Environmental Law or Legal Requirement, Tenant shall simultaneously deliver to Landlord copies of any notices given or received by Tenant and shall promptly pay when due any fine or assessment against Landlord, Tenant or the Premises or Property relating to such occurrence.

9.05        Signs and Auctions.

(a)        Except as otherwise expressly set forth in this Lease to the contrary, no sign, antenna or other structure or thing, shall be erected or placed on the Premises or any part of the exterior of the Building or erected so as to be visible from the exterior of the Building without first securing the written consent of the Landlord. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

Landlord, at Landlord’s cost, shall provide Tenant with identification on existing multi-tenant signs or directories in C Building and on other existing common area signage, as appropriate, as shown on Exhibit H, attached hereto and incorporated herein. Such signs will be consistent with standard Building signage and will conform to local regulations.

Notwithstanding the foregoing, following written notice from Landlord that Landlord’s upgrades to the façade of C Building are complete, Tenant shall have the non-exclusive right, at its sole cost and expense, to install a sign identifying Tenant on the bricked portion of the facade of C Building near the main entrance (“Tenant’s Exterior Sign”) in accordance with Landlord’s signage standards for the Property, which sign shall be subject to the prior written approval of Landlord (which shall be at Landlord’s sole but good faith discretion, including, without limitation, as to actual location, size, design, logo, color(s), method of attachment to C Building and degree of illumination, if any), and installed and maintained in compliance with all applicable laws, regulations, and Building codes. Tenant shall be responsible for obtaining and maintaining all necessary permits and approvals for Tenant’s Exterior Sign, along with all actual out of pocket costs and expenses incurred by Landlord in connection therewith (including any taxes or assessments thereon and the cost of providing and maintaining electrical service thereto) and Landlord shall reasonably cooperate (at no cost or liability to Landlord) with Tenant in connection with obtaining such permits and approvals, which amounts shall be paid by Tenant within thirty (30) days of Landlord’s invoice therefor. If the applicable governmental authorities reject Tenant’s proposed signage the Lease shall remain in full force and effect and Tenant shall have no right to terminate this Lease based on its failure to obtain such approvals. At the end of the Term of this Lease, Tenant shall remove any sign it installs on the façade of C Building and shall repair all damage caused by such removal.

9.06        Landlord’s Access. Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors, lenders, or, in the last twelve (12) months of the Term only, prospective tenants; to inspect and conduct tests in order to monitor Tenant’s compliance with Legal Requirements governing Environmental Substances; for purposes described in Sections 2.01, 9.04, 10.03 and/or 10.04(b) or for any other purpose Landlord reasonably deems necessary. Landlord shall give Tenant twenty-four (24) hours’ advance written notice (which may be by e-mail) prior to entering the Premises. However, in case of a potential emergency, Landlord may enter any part of the Premises without prior notice to Tenant’s representative and shall make reasonable efforts to notify Tenant. Tenant shall have the right to accompany Landlord, its personnel and any individuals brought onto the Premises by Landlord while such individuals are on the Premises; provided that Tenant’s failure to make any person available to accompany Landlord shall not prevent or delay Landlord’s entry into the Premises. Except in the event of an emergency or deemed emergency (in which case Landlord shall comply with the following to the extent reasonably practicable), all such individuals shall comply with all of the health, safety and non-contamination rules and regulations that Tenant requires its own employees to follow on the Premises to the extent such rules and regulations (a) are reasonable (b) are made available in writing to Landlord at or prior to the time of such access.

ARTICLE 10:  CONDITION AND MAINTENANCE OF PREMISES AND PROPERTY

10.01        Existing Conditions. Tenant shall accept the Premises, the Building, and Property in their condition as of the Term Commencement Date “as is” (subject to Section 10.03(a), below) and subject to all Legal Requirements, without representation or warranty, express or implied, in fact or in law, by Landlord (nor any person acting under Landlord) and without recourse to Landlord as to the nature, condition or usability thereof; and Tenant agrees that, except for Landlord’s Work and the MUA Work (each defined below), Landlord has no work to perform in or on the Premises to prepare the Premises for Tenant’s use and occupancy, and that except for Landlord’s Work and the MUA Work, any and all work to be done in or on the Premises will be performed by Tenant at Tenant’s sole cost and expense in accordance with the terms of this Lease. Tenant represents and warrants that Tenant has made its own inspection and inquiry regarding the Property and is not relying on any representations of Landlord or any Broker or persons acting under either of them. Notwithstanding the foregoing, Tenant shall have the benefit of the contractors’ warranties expressly set forth in Section 10.02(vi), below.

10.02    Exemption and Limitation of Landlord’s Liability.

(a)        Exemption of Landlord from Liability. Tenant shall insure its personal property under a full replacement cost property insurance policy. To the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, § 15), but subject to Tenant’s insurance requirements hereunder and Section 7.03, Landlord shall not be liable for any damage or injury to the person, property or business (including loss of revenue, profits or data) of Tenant, Tenant’s employees, agents, contractors, or invitees, or any other person on or about the Property or the Building. This exemption shall apply whether such damage or injury is caused by (among other things): (i) fire, steam, electricity, water, gas, sewage, sewer gas or odors, snow, ice, frost or rain; (ii) the breakage, leakage, obstruction or other defects of pipes, faucets, sprinklers, wires, appliances, plumbing, windows, air conditioning or lighting fixtures or any other cause; (iii) any other casualty or any Taking; (iv) theft; (v) conditions in or about Property or the Building or from other sources or places; or (vi) any act or omission of any other tenant.

(b)        Limitation On Landlord’s Liability. Tenant agrees that Landlord shall be liable only for breaches of its covenants occurring while it is owner of the Property (provided, however, that if Landlord from time to time is lessee of the ground or improvements constituting the Building, then Landlord’s period of ownership of the Property shall be deemed to mean only that period while Landlord holds such leasehold interest). Upon any sale or transfer of the Building, the transferor Landlord (including any mortgagee) shall be freed of any liability or obligation thereafter arising and, subject to Section 9.02, Tenant shall look solely to the transferee Landlord as aforesaid for satisfaction of such liability or obligation. Tenant and each person acting under Tenant agrees to look solely to Landlord’s interest from time to time in the Property for satisfaction of any claim against Landlord. No owner, trustee, beneficiary, partner, member, manager, agent, or employee of Landlord (or of any mortgagee or any lender or ground or improvements lessor) nor any person acting under any of them shall ever be personally or individually liable to Tenant or any person claiming under or through Tenant for or on account of any default by Landlord or failure by Landlord to perform any of its obligations hereunder, or for or on account of any amount or obligations that may be or become due under or in connection with this Lease or the Premises; nor shall it or they ever be answerable or liable in any judicial proceeding or order beyond the extent of their interest in the Property. No deficit capital account of any member or partner of Landlord shall be deemed to be a liability of such member or partner or an asset of Landlord. Any lien obtained to enforce any judgment against Landlord shall be subject and subordinate to any mortgage encumbering the Property. In no event shall Landlord (or any such persons) ever be liable to Tenant for indirect or consequential damages.

10.03    Landlord’s Obligations.

(a)        Landlord’s Work and the MUA Work. Subject to the terms and conditions hereof, Landlord shall perform, or cause to be performed, (a) leasehold improvements to the Premises in accordance with the Plans (as defined in subsection (iii), below), in a good and workmanlike manner, consistent with all Legal Requirements, designed and constructed and in accordance with Landlord’s building standards (including but not limited to construction materials, design and finishes) for the Building, except as otherwise expressly set forth in the Plans (collectively, “Landlord’s Work”), all at Tenant’s sole cost and expense (subject to the Allowance, as defined in subsection (vii), below) and (b) the installation of a dedicated make-up air unit for the portion of the Premises dedicated to laboratory work providing 1.5cfm per fifty percent (50%) of the rentable square feet of the current Premises using Building standard (or better) equipment (the “MUA Work”) at a fixed cost to Tenant of $545,953.40 (the “MUA Costs”), which amount has been deducted in the calculation of the Allowance amount as expressly set forth below. Landlord’s Work shall not include Tenant’s furniture, telecommunications and/or data wiring and/or cabling, trade fixtures, equipment, personal property, specialty or laboratory equipment and is limited to normal fit-up construction of the general quality of the design of the Building and in accordance with Landlord’s building standards for tenant build-out for the Building. Landlord shall use commercially reasonable diligence to substantially complete Landlord’s Work and the MUA Work, but in no event shall Landlord be liable to Tenant for any failure to deliver the Premises on any specified date, nor shall such failure give rise to any default or other remedies under this Lease or at law or equity, or otherwise affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, notwithstanding the foregoing, Tenant shall be entitled to: (x) a credit of one day of Base Rent for every day that expires during the period commencing on May 1, 2020 and ending on the day prior to the Substantial Completion Date (except to the extent resulting from Tenant Delay or Force Majeure); and (y) terminate this Lease if the Substantial Completion Date has not occurred on or before July 1, 2020 (except to the extent resulting from Tenant Delay or Force Majeure), by providing written notice of such termination to Landlord on or before July 10, 2020, and, if Tenant timely provides notice of termination to Landlord hereunder, this Lease shall be of no further force and effect and Landlord shall promptly return to Tenant the Security Deposit and any payments made by Tenant hereunder prior to the effective date of such termination.

(i)        Tenant and Landlord have agreed on a complete space plan and outline specifications for the layout of Landlord’s Work, attached hereto as Exhibit E and incorporated herein (the “Space Plans”).

(ii)        Based upon the Space Plans, Landlord shall cause (at Tenant’s sole cost and expense, subject to the Allowance) a set of plans and specifications which conform to the Space Plans in all material respects (for normal fit-up construction of the general quality of the design of the Building and in accordance with Landlord’s building standards for tenant build-out), sufficient to apply for and obtain a Building permit for the construction of the Landlord’s Work, to be prepared (the “Permit Set”) which Permit Set shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not disapproved of in writing (with highlighted changes thereon and a detailed list of the deficiencies from the Space Plans) within seven (7) days of submittal. Within seven (7) days after Tenant gives Landlord comments on the Permit Set (if any), Landlord shall give Tenant notice either (A) approving the applicable changes (in which case the Permit Set shall be deemed approved) or (B) disapproving the applicable changes, in which case the Permit Set shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not disapproved of in writing (with highlighted changes thereon and a detailed list of the deficiencies from the Space Plans) within five (5) days of submittal. The foregoing iterative process (and timing) shall continue until Landlord and Tenant approve the Permit Set, which shall be the approved Permit Set. Tenant’s approval of the Permit Set shall be consistent with the Space Plans and with previous approvals, choices and directions given. Tenant hereby acknowledges and agrees that if Landlord and Tenant fail to approve the Permit Set within fifteen (15) days of Landlord’s submission of the initial Permit Set for Tenant’s approval, for any reason whatsoever, then such failure shall be deemed to be a Tenant Delay (as otherwise defined in subsection (vii), below), unless caused solely by Landlord’s failure to meet its obligations under this subsection (i) in good faith and as expressly required hereunder.

(iii)        Based upon the approved Permit Set, Landlord shall cause (at Tenant’s sole cost and expense, subject to the Allowance) final plans and specifications which conform to the Permit Set in all material respects (for normal fit-up construction of the general quality of the design of the Building and in accordance with Landlord’s building standards for tenant build-out (or higher standards to the extent expressly set forth in the Permit Set)), sufficient to permit the construction of Landlord’s Work, to be prepared (the “Plans”) which Plans shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not disapproved of in writing (with highlighted changes thereon and a detailed list of the deficiencies from the Permit Set) within seven (7) days of submittal. Within seven (7) days after Tenant gives Landlord comments on the Plans (if any), Landlord shall give Tenant notice either (A) approving the applicable changes (in which case the Plans shall be deemed approved) or (B) disapproving the applicable changes, in which case the Plans shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not disapproved of in writing (with highlighted changes thereon and a detailed list of the deficiencies from the Permit Set) within five (5) days of submittal. The foregoing iterative process (and timing) shall continue until Landlord and Tenant approve the Plans, which shall be the final Plans. Tenant’s approval of the Plans shall be consistent with the Permit Set and with previous approvals, choices and directions given. Tenant hereby acknowledges and agrees that if Landlord and Tenant fail to approve the final Plans within fifteen (15) days of Landlord’s submission of the initial Plans for Tenant’s approval for any reason whatsoever, then such failure shall be deemed to be a Tenant Delay, unless caused solely by Landlord’s failure to meet its obligations under this subsection (ii) in good faith and as expressly required hereunder.

(iv)        Within twenty (20) days of the completion and approval of the Permit Set, Landlord shall deliver to Tenant an estimate of the costs to complete Landlord’s Work, including a construction or project management fee payable to Landlord of three percent (3.0%) of such costs, (each, an “Estimate”). Tenant shall review and approve same within seven (7) days of submission. Prior to approval thereof, Tenant shall have the right, exercised promptly and in good faith, to discuss and request substitutions to value-engineer or cost-engineer aspects of the work set forth on the Permit Set, during the review and approval process (and within the budget approval time period(s)) for the Permit Set as provided above, in order to adjust the budget, subject to the terms and conditions hereof. Throughout the approval process described above, each party shall use commercially reasonable and diligent efforts to cooperate with the other and the other’s architect and professionals in responding to questions or requests for information or submissions. Tenant understands and agrees, however, that changes to the Permit Set or the Plans that may be needed or desired by Tenant, and or the specification by Tenant of any components or finishes that are not building standard or as expressly depicted on the Space Plans, the Permit Set or Plans, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed as long as same are not Material Changes. As used herein, the term “Material Changes” are (A) changes that, individually or in the aggregate, modify the scope, cost or character of any then existing permits and approvals obtained by Landlord in connection with Landlord’s Work or the Building; (B) changes that will, individually or in the aggregate, in Landlord’s reasonable opinion, result in a likelihood of delay in the Substantial Completion of Landlord’s Work; (C) adversely affect the Building ’s structure, roof, exterior or mechanical, electrical, plumbing, life safety or other Building systems or architectural design or use of the Building or Premises or otherwise involve changes to structural components of the Building or involves any changes or penetrations to the floor, roof, or exterior walls; (D) require any material modifications of the Building ’s mechanical, electrical, plumbing, fire or life-safety systems; (E) lessen the fair market value of the Building or the Premises or any other improvements on the property; and/or (F) adversely affect the LEED certifiability of the Building or any improvements therein or any LEED or similar certifications previously obtained with respect to the Building or any improvements therein. If Landlord approves such change request (whether a Material Change or not), then before commencing work on such requested change or upgrade, Landlord will submit to Tenant written estimates of the net cost thereof (taking into account the Allowance) and any increase in the time in performing Landlord’s Work resulting therefrom. If Tenant shall fail to approve such estimates within five (5) days after submission to Tenant, the request shall be deemed withdrawn by Tenant and Landlord shall not be required to proceed with such work and may continue with Landlord’s Work without further change relating thereto. If Tenant approves such estimates, Tenant shall pay Landlord such amount, together with all applicable fees including, without limitation, construction management fee, general contractor’s fees or increase in general conditions, as Additional Rent (subject to the Allowance). If any such Tenant’s proposed request (whether a Material Change or not) increases the time required to complete Landlord’s Work then same shall be considered a Tenant Delay and no such work shall commence unless Tenant agrees that the Substantial Completion Date (and the Term Commencement Date) shall be deemed to have occurred as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant’s request (as further detailed in subsection (vi), below).

(v)        Following the completion and approval of the applicable plans and final estimate, Landlord shall proceed, using commercially reasonable efforts, to obtain all necessary permits and approvals for the construction of Landlord’s Work and the MUA Work, to engage a contractor or construction manager to perform or supervise the construction and proceed to construct Landlord’s Work at Tenant’s sole cost and expense (subject to the Allowance) and as otherwise set forth herein, in material conformance with the Plans and in a good and workmanlike manner. Landlord reserves the right to make changes and substitutions to the Plans in connection with the construction of Landlord’s Work, provided same do not materially and adversely modify Landlord’s Work (e.g. substitutions, like-kind exchanges) and Tenant agrees to not unreasonably withhold or delay its consent to any changes that do materially and adversely modify Landlord’s Work. Landlord’s Work will be constructed by a general contractor engaged by Landlord (“Contractor”).

(vi)        Landlord’s Work and the MUA Work shall be deemed “Substantially Complete” on the date (the “Substantial Completion Date”) as of which a completed or “signed-off” building permit or a certificate of occupancy (temporary or permanent) permitting the use of the Premises is available (the “Certificate of Occupancy”), subject only to the completion of Punchlist Work (defined below). Any Punchlist Work not fully completed (of which Tenant shall give Landlord notice as provided below) on the Term Commencement Date shall thereafter be so completed with reasonable diligence by Landlord and Landlord shall have access to the Premises in accordance with the provisions of this Lease to complete the Punchlist Work. For purposes hereof, “Punchlist Work” is defined as minor or insubstantial incomplete work or details or defects of construction, decoration or mechanical adjustments that do not significantly affect Tenant’s use of the Premises for the Permitted Use (without taking into effect Tenant’s specific manner of use). Notwithstanding the foregoing, if any delay in the Substantial Completion of the Landlord’s Work or the MUA Work by Landlord is due to Tenant Delays, then the Substantial Completion Date shall be deemed to be the date Landlord’s Work or the MUA Work (or the applicable portion of either) would have been Substantially Complete, if not for such Tenant Delays, as reasonably determined by Landlord (provided, that Tenant shall not be entitled to take possession of the Premises until the Premises are in fact Substantially Complete and Landlord shall not be relieved of its obligation to continue using commercially reasonable efforts to Substantially Complete Landlord’s Work or the MUA Work). “Tenant Delays” shall mean delays caused by: (A) requirements of the Space Plans or Plans requested by Tenant that do not conform to Landlord’s building standards for build out, or which contain long lead-time or non-standard items requested by Tenant; (B) any material change in the Space

Plans or Plans, once approved, requested by Tenant; (C) any request by Tenant for a delay in the commencement or completion of Landlord’s Work or the MUA Work for any reason; or (D) any other act or omission of Tenant or its employees, agents or contractors which reasonably inhibits the Landlord from timely completing the Landlord’s Work or the MAU Work, including any failure by Tenant to timely respond to plan submissions and approvals for Landlord’s Work. Within fourteen (14) business days after the Term Commencement Date, Landlord and Tenant shall confer and create a specific list of any Punchlist Work remaining items of work with respect to the Landlord’s Work (a “Punchlist”) which work shall be completed as set forth above. Subject to Landlord’s continuing repair and maintenance obligations expressly set forth herein, and except with respect to the items contained in the Punchlist, as of the Term Commencement Date Tenant shall be deemed satisfied with Landlord’s Work and the MUA Work and Landlord shall be deemed to have completed all of its obligations under this Section 10.03(a) and Tenant shall have no claim that Landlord has failed to perform in full all of its obligations under this Section 10.03(a). Without in any way limiting the foregoing, Landlord shall obtain and maintain the benefit of industry standard warranties relating to Landlord’s Work and the MUA Work, including manufacturer’s and contractor’s warranties relating thereto. Tenant shall have the benefit of all such construction and other warranties obtained by Landlord in connection with Landlord’s Work or the MUA Work with respect to defects brought to Landlord’s attention within the applicable warranty period and Landlord shall use commercially reasonable efforts to enforce or to assign, as the case may be, such benefit and the rights with respect thereto.

(vii)        Tenant shall pay the costs and expenses incurred by Landlord in connection with (A) the preparation of the Permit Set and the Plans and (B) the performance and completion of Landlord’s Work, excepting an amount up to, but in no event more than, $3,046,426.60 (calculated as follows: $165.00 per rentable square foot of the Premises less the MUA Costs of $545,953.40) in the aggregate toward the actual hard costs of constructing Landlord’s Work (the “Allowance”), which amount was used in the calculation of the Base Rent; provided, however, that Tenant may use up to ten percent (10%) of the Allowance for so-called “soft costs” which shall include, but shall not be limited to, architectural fees and expenses, engineering fees and expenses, tel/data wiring and furniture, fixtures and equipment. Landlord may include within the Allowance all reasonable costs and expenses incurred by or on behalf of Landlord in connection with Landlord’s Work, including, without limitation, the design, review, permitting, bid preparation and bid review, construction, materials and supplies, and including a construction or project management fee payable to Landlord of three percent (3%) of the costs of Landlord’s Work. Landlord shall use the Allowance to pay for, credit, and offset the costs and expenses in connection with Landlord’s Work. Any cost of Landlord’s Work in excess of the Allowance incurred by Landlord shall be the sole responsibility of Tenant and Tenant shall be responsible for and promptly, but in no event longer than thirty (30) days after each request therefor, pay directly or pay to Landlord for, as appropriate, and indemnify and reimburse Landlord for, from and against, any costs and expenses for Landlord’s Work in excess of the Allowance including, but not limited to, such costs resulting from Tenant’s upgrades from building standard construction materials or Tenant’s upgrades or changes to any of Landlord’s Work or the Plans or specifications relating thereto. To the extent the total costs and expenses of Landlord’s Work are less than the Allowance, there shall be no credit, rebate or other payment to Tenant as a result thereof. At Landlord’s option, at any time following the completion and approval of the Plans, Landlord shall deliver to Tenant an estimate of the costs to complete Landlord’s Work (the “Estimate”) and within ten (20) days of receipt of the Estimate, Tenant shall provide Landlord with any comments Tenant may have on such Estimate. The amount by which the final Estimate exceeds the Allowance shall be deemed the “Excess Costs”. The percentage by which the final Estimate exceeds the Allowance shall be deemed “Tenant’s Excess Percentage” and Tenant’s Excess Percentage shall be paid by Tenant to Landlord as follows. Within ten (10) days of Tenant’s receipt of a statement from Landlord (the “Landlord Cost Statement”, which statement shall be provided to Tenant no more frequently than once per calendar month) setting forth in reasonable detail the costs of Landlord’s Work incurred to a specified date (the “Aggregate Costs”), Tenant shall make a payment to Landlord (a

“Tenant Contribution”, with the aggregate of such Tenant Contributions being the “Excess Payments”) in an amount equal to (x) the product of the Aggregate Costs and Tenant’s Excess Percentage less (y) the Excess Payments previously received by Landlord from Tenant. Within sixty (60) days (or such longer period as reasonably necessary) of the Substantial Completion Date, defined below, Landlord shall provide Tenant with a statement setting forth the actual costs of the Landlord’s Work and (1) if the actual costs are less than the Estimate, Landlord shall credit such amount, up to a maximum of the Excess Payments, against future payments of Base Rent, or (2) if the actual costs are greater than the Estimate, Tenant shall pay to, reimburse and/or indemnify, as the case may be, Landlord for or from the difference, as Additional Rent, within thirty (30) business days after the receipt of such statement. In connection with any materials or services to be provided directly by or on behalf of Tenant (as opposed to Landlord), Tenant shall make provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures reasonably approved by Landlord.

(viii)        Tenant hereby appoints Rob Curran and Bill Steinkrauss as authorized representatives of Tenant for purposes of dealing with Landlord and its agents with respect to all matters involving, directly or indirectly, the construction of Landlord’s Work, the MUA Work, the Space Plans, or the Plans, including, without limitation, change orders to the Space Plans or Plans (such individuals each hereinafter referred to as “Tenant’s Representative”, and Landlord may rely on the direction or agreement of either such Tenant’s Representative). Landlord hereby appoints Erin Orpik, Related Beal as the authorized representative of Landlord for purposes of dealing with Tenant and its agents with respect to all matters involving, directly or indirectly, the construction of Landlord’s Work, the MAU Work, the Space Plans, or the Plans (such person is hereinafter referred to as “Landlord’s Representative”).

(ix)        All components of Landlord’s Work and the MUA Work shall be part of the Building, except only for such items as Landlord advises Tenant that same shall be removed by Tenant on the termination of this Lease that same shall be removed by Tenant on the termination of this Lease. Notwithstanding the forgoing, (A) Tenant shall obtain insurance covering Landlord’s Work, as set forth in Article 7 and (B) articles of personal property, including but not limited to copiers and computers; unattached laboratory and specialty equipment; unattached casework; bottle washers; telecommunication equipment; cabling; and any equipment or utility connections necessary for the function of the foregoing, owned or installed by Tenant solely at its expense (i.e., and not paid for by the Allowance) in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of this Lease (and, at Landlord’s option, shall be removed prior to the expiration or earlier termination of this Lease), subject to Tenant’s repair and restoration obligations in this Lease. For the purposes of clarity, Landlord and Tenant acknowledge and agree that any component Landlord’s Work or Tenant’s Removable Property that is paid for by or on behalf of Landlord (e.g., by way of the Allowance, etc.) shall remain with the Building upon the termination or expiration of the Term except to the extent advised by Landlord in writing (which writing may be by email) to the contrary as set forth above and the same shall not be listed in Exhibit J.

(b)        Repair and Maintenance. Subject to the provisions of Article 12, and except for damage caused by any act or omission of Tenant or persons acting under Tenant, Landlord shall keep the common areas of the Building (including, without limitation, common elevators and common parking areas) and the foundation, roof, Building systems (to the extent not serving the Premises or another tenant’s premises exclusively), structural supports, exterior windows and exterior walls of the Building in good order, condition and repair reasonable wear and tear excepted. Landlord shall not be obligated to maintain or repair any interior windows, doors, plate glass, the surfaces of walls or other fixtures, components or equipment within the Premises, but the same shall be Tenant’s obligation. Tenant shall promptly report in writing to Landlord any defective condition known to it that Landlord is required to repair and Landlord shall commence and complete such required repairs in a commercially reasonable period of time (subject to Force Majeure). Tenant waives the benefit of any present or future law that provides Tenant the right to repair the Premises or Property at Landlord’s expense or to terminate this Lease because of the condition of the Property or Premises. If Landlord’s failure to make any such required repair results in a Landlord Service Interruption, as defined in Section 6.02, above, Tenant shall have the benefit of the remedies set forth in said Section.6.02. Notwithstanding the fact that Landlord may elect, at Landlord’s sole discretion, to provide security services at the Property or Building at any time during the Term of this Lease, (i) Tenant hereby releases Landlord from any claim for injury to person or damage to property asserted by Tenant or any personnel, employee, guest, invitee or agent of Tenant that is suffered or occurs in or about the Premises or in or about the Building or Property or the common areas appurtenant thereto by reason of the act of any intruder or any other person in or about the Premises, Building or Property, and (ii) Landlord shall not be deemed to owe Tenant, or any person claiming by, through or under Tenant, any duty or standard of care as a result of Landlord’s provision of such security services.

10.04    Tenant’s Obligations.

(a)        Repair and Maintenance. Except for work that Section 10.03(b) or Article 12 requires Landlord to do, Tenant at its sole cost and expense shall keep the Premises including, without limitation, all Initial Tenant Improvements, other Tenant Work, Tenant Property, fixtures, systems and equipment now or hereafter on the Premises, or elsewhere exclusively serving the Premises (including regularly scheduled (e.g., quarterly, annually or semi-annually as reasonably determined by Landlord) preventive maintenance/service contract with a contractor reasonably approved by Landlord therefor), in good order, condition and repair, reasonable wear and tear excepted; shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and shall make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. The foregoing shall include, without limitation, Tenant’s obligation to maintain floors and floor coverings, to paint and repair walls and doors, to replace and repair all interior glass and windows, ceiling tiles, lights and light fixtures, pipes, drains and the like in the Premises. Tenant shall hire its own cleaning contractor for the Premises and shall provide first-class janitorial service in the Premises on each business day during the Term (including daily disposal of trash from trash bins in the Premises). If applicable, Tenant shall arrange for disposal of its own lab-related refuse and/or hazardous waste by a licensed vendor in accordance with all applicable Legal Requirements and Section 9.04 hereof. No storage shall be permitted outside of the Premises. Storage inside the Premises shall be provided in a manner not visible from outside the Premises. (For purposes of this Section, the term “reasonable wear and tear” constitutes that normal, gradual deterioration that occurs due to aging and ordinary use despite reasonable and timely maintenance and repairs or repairs and restoration, as the case may be; in no event shall “reasonable wear and tear” excuse Tenant from its obligations duty to maintain and/or repair as may be required hereunder.)

(b)        Landlord’s Right to Cure. If Tenant does not perform any of its obligations under Section 10.04(a), Landlord upon ten (10) days’ prior notice to Tenant (or without prior notice in the case of a potential emergency) may perform such maintenance, repair or replacement on Tenant’s behalf, and Tenant shall reimburse Landlord for all costs reasonably incurred together with an Administrative Charge (as defined in Section 14.02(f)), immediately upon demand.

(c)        Initial Tenant Improvements. Tenant shall perform, at its sole cost and expense, and subject to the terms and conditions of this Lease, all work and installations (other than Landlord’s Work and the MUA Work) necessary or desirable to prepare the Premises for Tenant’s use and occupancy (the “Initial Tenant Improvements”). Any Initial Tenant Improvements shall be performed in accordance with, and subject to, the provisions of Section 10.05 of this Lease. Landlord shall not be responsible for any aspects of the design or construction of Initial Tenant Improvements, the correction of any defects therein, or any delays in the completion thereof.

10.05    Tenant Work.

(a)        General. “Tenant Work” shall mean all work including demolition, improvements, additions and alterations in or to the Premises, including the Initial Tenant Improvements. Without limitation, Tenant Work includes any penetrations in the walls, partitions, ceilings or floors and all attached carpeting, all signs visible from the exterior of the Premises, and any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like). All Tenant Work shall be subject to Landlord’s prior written approval, and shall be arranged and paid for by Tenant all as provided herein; provided that any interior, non-structural Tenant Work (including any series of related Tenant Work projects, but excluding the Initial Tenant Improvements) that (i) costs less than the “Tenant Work Threshold Amount” (which shall be $20,000.00), (ii) does not affect any fire-safety, telecommunications, electrical, mechanical, ventilation or plumbing systems of the Building (“Core Building Systems”), and (iii) does not affect any penetrations in or otherwise affect any walls, floors, roofs, or other structural elements of the Building or any signs visible from the exterior of the Premises or any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like) shall not require Landlord’s prior approval if Tenant delivers the Construction Documents (as defined in Section 10.05(b)) for such work to Landlord at least five (5) business days’ prior to commencing such work along with notice including the name and contact information for the contractor(s) performing work in connection therewith, required evidence of insurance and such other reasonable information as Landlord may reasonably require, if any). Whether or not Landlord’s approval is required, Tenant shall neither propose nor effect any Tenant Work that in Landlord’s reasonable judgment (A) adversely affects any structural component of the Building, (B) would be incompatible with the Core Building Systems, (C) affects the exterior or the exterior appearance of the Building or common areas within or around the Building or other property than the Premises, (D) diminishes the value of the Premises, or (E) requires any unusual expense to readapt the Premises. Prior to commencing any Tenant Work affecting air disbursement from ventilation systems serving Tenant or the Building, including, without limitation, the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form, reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems of the Building (or of any other tenant in the Building ) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work. If, as a result of any Tenant Work, Landlord is obligated to comply with any Legal Requirement, including, but not limited to, the Americans With Disabilities Act, and such compliance requires Landlord to make any improvement or alteration to any portion of the Property, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any improvement or alteration by Tenant, , as Additional Rent, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation.

(b)        Construction Documents. No Tenant Work other than non-structural cosmetic alterations that cost less than the Tenant Work Threshold Amount (“Cosmetic Alterations”), shall be effected except in accordance with complete, coordinated construction drawings and specifications (“Construction Documents”) prepared in accordance with Exhibit F. Before commencing any Tenant Work requiring Landlord’s approval hereunder, Tenant shall obtain Landlord’s prior written approval of the Construction Documents for such work, which approval shall not be unreasonably withheld or delayed. For the avoidance of doubt, Construction Documents shall not be required for Cosmetic Alterations. The Construction Documents shall be prepared by an architect (“Tenant’s Architect”) registered in the Commonwealth of Massachusetts experienced in the construction of tenant space improvements in comparable buildings in the area where the Premises are located and, if the value of such Tenant Work will equal or exceed the Tenant Work Threshold Amount or will affect any Core Building Systems or structural components of the Building, the identity of such Architect shall be approved by Landlord in advance, such approval not to be unreasonably withheld in the case of interior, non-structural

Tenant Work. Tenant shall be solely responsible for the liabilities associated with and expenses of all architectural and engineering services relating to Tenant Work and for the adequacy, accuracy, and completeness of the Construction Documents even if approved by Landlord (and even if Tenant’s Architect has been otherwise engaged by Landlord in connection with the Building ). The Construction Documents shall set forth in detail the requirements for construction of the Tenant Work and shall show all work necessary to complete the Tenant Work including all cutting, fitting, and patching and all connections to the mechanical, electrical, and plumbing systems and components of the Building. Submission of the Construction Documents to Landlord for approval shall be deemed a warranty by Tenant that all Tenant Work described in the Construction Documents (i) complies with all applicable laws, regulations, building codes, and highest design standards, (ii) does not adversely affect any structural component of the Building, (iii) is compatible with and does not adversely affect the Core Building Systems, (iv) does not affect any property other than the Premises, (v) conforms to floor loading limits specified by Landlord, and (vi) with respect to all materials, equipment and special designs, processes or products, does not infringe on any patent or other proprietary rights of others. The Construction Documents shall comply with Landlord’s requirements for the uniform exterior appearance of the Building, including, without limitation, the use of Building standard window blinds and Building standard light fixtures within fifteen (15) feet of each exterior window. Landlord’s approval of Construction Documents shall signify only Landlord’s consent to the Tenant Work shown and shall not result in any responsibility or warranty of Landlord concerning compliance of the Tenant Work with laws, regulations, or codes, or coordination or compatibility with any component or system of the Building, or the feasibility of constructing the Tenant Work without damage or harm to the Building, all of which shall be the sole responsibility of Tenant.

(c)        Performance. The identity of any person or entity (including any employee or agent of Tenant) performing or designing any Tenant Work (“Tenant Contractor”) shall, if the cost of such work in any instance is in excess of the Tenant Work Threshold Amount or will affect any Core Building Systems or structural components of the Building or involves any work other than interior, nonstructural alterations, be approved in advance by Landlord, such approval not to be unreasonably withheld. Once any Tenant Contractor has been approved, then the same Tenant Contractor may thereafter be used by Tenant for the same type of work until Landlord notifies Tenant that such Tenant Contractor is no longer approved. Tenant shall procure at Tenant’s expense all necessary permits and licenses before undertaking any Tenant Work but shall not take any plans for Tenant Work to the municipal inspection services or fire departments, without on each occasion obtaining Landlord’s prior written consent. Tenant shall perform all Tenant Work at Tenant’s risk in compliance with all applicable laws and the Rules and Regulations for Tenant Work attached hereto as Exhibit C as the same may be amended by Landlord from time to time and in a good and workmanlike manner employing new materials of good quality and producing a result at least equal in quality to the other parts of the Premises. When any Tenant Work is in progress, Tenant shall cause to be maintained insurance as described in the Tenant Work Insurance Schedule attached as Exhibit D and such other insurance as may be required under this Lease or reasonably required by Landlord covering any additional hazards due to such Tenant Work, and, if the cost of such Tenant Work exceeds the Tenant Work Threshold Amount also such bonds or other assurances of satisfactory completion and payment as Landlord may reasonably require, in each case for the benefit of Landlord. If the Tenant Work in any instance requires Landlord’s approval hereunder, Tenant shall reimburse Landlord for its reasonable costs of reviewing the proposed Tenant Work and inspecting installation of the same. At all times while performing Tenant Work, Tenant shall require any Tenant Contractor to comply with all applicable laws, regulations, permits and Landlord’s rules and regulations relating to such work, including, without limitation, use of loading areas, elevators and lobbies. Landlord shall have the right to stop any work not being performed in conformance with this Lease, and, at its option, may repair or remove non-conforming work at the expense of Tenant. Each Tenant Contractor working on the roof of the Building shall coordinate with Landlord’s roofing contractor, shall comply with its requirements and shall not violate existing roof warranties. Each Tenant Contractor shall work on the Premises without causing labor disharmony, coordination difficulties, or delay to or impairing of any guaranties, warranties or the work of any other contractor. Tenant shall obtain from each Tenant Contractor, prior to entry into the Building, an agreement to indemnify and hold the Indemnitees harmless from any claim, loss or expense arising in whole or in part out of any act or neglect committed by or under such person while on or about the Premises or Building to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and Tenant Contractor being joint and several.

(d)        Payment. Tenant shall pay the entire cost of all Tenant Work so that the Premises, including Tenant’s leasehold, shall always be free of liens for labor or materials. If any such lien is filed that is claimed to be attributable to Tenant or persons acting under Tenant, then Tenant shall promptly (and always within thirty (30) days of Tenant’s notice of filing thereof) discharge the same.

(e)        Other.

(i)        Tenant must schedule and coordinate all aspects of work with the Building manager and Building engineer and shall make prior arrangements for elevator use with the Building manager. If an operating engineer is required by any union regulations, Tenant shall pay for such engineer. If shutdown of risers and mains for electrical, mechanical and plumbing work is required, such work shall be supervised by Landlord’s representative at Tenant’s cost. If special security arrangements must be made (e.g., in connection with work outside normal business hours), Tenant Contractor shall pay the actual cost of such security. No work shall be performed in Building mechanical or electrical equipment rooms without Landlord’s approval, which approval shall not be unreasonably withheld or delayed, and all such work shall be performed under Landlord’s supervision. Except in case of emergency, at least forty-eight (48) hours’ prior notice must be given to the Building management office prior to the shutdown of fire, sprinkler and other alarm systems, and in case of emergency, prompt notice shall be given. In the event that such work unintentionally alerts the Fire or Police Department or any private alarm monitoring company through an alarm signal, Tenant shall be liable for any fees or charges levied in connection with such alarm. Tenant shall pay to Landlord such charges as may from time to time be in effect with respect to any such shutdown. All demolition, installations, removals or other work that is reasonably likely to inconvenience other tenants or disturb Building operations must be scheduled with the Building manager at least twenty-four (24) hours in advance.

(ii)        Tenant shall take all necessary and appropriate steps to ensure that any work carried out by or on behalf of Tenant is done in a manner so as to not interfere with any other tenants or occupants of the Building. Installations within the Premises (and elsewhere where Tenant is permitted to make installations) shall not interfere with existing services and shall be installed so as not to unreasonably interfere with subsequent installation of ceilings or services for other tenants. Redundant electrical, control and alarm systems and mechanical equipment and sheet metal used or placed on the Property during construction and not maintained as part of Tenant’s use of the Premises must be removed as part of the work.

(iii)        Each Tenant Contractor shall take all reasonable steps to assure that any work is carried out without disruption from labor disputes arising from whatever cause, including disputes concerning union jurisdiction and the affiliation of workers employed by said Tenant Contractor or its subcontractors. Tenant shall be responsible for, and shall reimburse Landlord for, all actual costs and expenses, including reasonable attorneys’ fees incurred by Landlord in connection with the breach by any Tenant Contractor of such obligations. If Tenant does not promptly resolve any labor dispute caused by or relating to any Tenant Contractor, Landlord may in its sole discretion request that Tenant remove such Tenant Contractor from the Property, and if such Tenant Contractor is not promptly removed, Landlord may prohibit such Tenant Contractor from entering the Property.

(iv)        Tenant shall diligently pursue and complete all Tenant Work and upon completion thereof, Tenant shall give to Landlord (A) a permanent certificate of occupancy (if one is legally required) and any other final governmental approvals required for such work, (B) copies of “as built” plans and all construction contracts and (C) proof of payment for all labor and materials.

10.06    Condition upon Termination. At the expiration or earlier termination of the Term, Tenant (and all persons claiming through Tenant) shall without the necessity of notice, deliver the Premises (including all Initial Tenant Improvements and Tenant Work, and all replacements thereof, except such additions, alterations, Initial Tenant Improvements and other Tenant Work as the Landlord may direct to be removed at the time the Landlord approves the plans thereof, or, in the case of Tenant Work not subject to Landlord approval, at the time of expiration or earlier termination of the Term) broom-clean, in compliance with the requirements of Section 10.07 and in good and tenantable condition, reasonable wear and tear, and damage by casualty or taking (to the extent provided in Article 12 only) excepted. (For purposes of the foregoing sentence, the term “reasonable wear and tear” constitutes that normal, gradual deterioration that occurs due to aging and ordinary use despite reasonable and timely maintenance and repairs; in no event shall “reasonable wear and tear” excuse Tenant from its duty to maintain same in good condition and repair and otherwise serviceable.) The Premises shall be surrendered to Landlord free and clear of any mechanic’s liens (or any similar lien related to labor or materials) filed against any part of the Premises and free and clear of any financing or other encumbrance on any equipment and/or Initial Tenant Improvements or Tenant Work to be surrendered with the Premises. As part of such delivery, Tenant shall also provide all keys (or lock combinations, codes or electronic passes) to the Premises to Landlord; remove all signs wherever located; and, except as provided in this Section 10.06, remove all Tenant Property whether or not bolted or otherwise attached. As used herein, “Tenant Property” shall mean all trade fixtures, furnishings, equipment inventory, cabling and other personal property owned by Tenant or any person acting under Tenant at the Premises. Tenant shall repair all damage that results from such removal and restore the Premises substantially to a fully functional and tenantable condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Any property not so removed shall be deemed abandoned, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord upon demand. If this Lease shall be terminated by reason of Tenant’s breach or Event of Default, then, notwithstanding anything to the contrary in this Section 10.06 or otherwise in this Lease contained, Landlord shall have, and Tenant hereby grants, a security interest and lien against all Tenant Property in the premises or elsewhere in the Building to secure Landlord’s rights under Article 14 hereof. Tenant acknowledges and agrees that Landlord may prepared and file, and Tenant shall, within ten (10) days of Landlord’s written request, from time to time, execute and deliver to Landlord, such documentation (e.g., UCC statements) as may be necessary to enable Landlord to perfect and enforce such security interest and lien. The covenants of this Section shall survive the expiration or earlier termination of the Term.

10.07    Decommissioning of the Premises. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been exposed to any Environmental Substances, and shall otherwise clean the Premises so as to permit the report hereinafter called for by this Section 10.07 to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord and Landlord’s designees (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall show: that the Environmental Substances, to the extent, if any, existing prior to such decommissioning, have been removed as necessary so that the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in and/or exclusively serving the Premises, may be reused by a subsequent tenant or disposed of in compliance with applicable Environmental Laws (as defined in Section 9.04 hereof) without taking any special precautions for Environmental Substances, without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Environmental Substances and without incurring regulatory compliance requirements or giving notice in connection with Environmental Substances; and that the Premises may be reoccupied for office or laboratory use, demolished or renovated without taking any special precautions for Environmental Substances, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Environmental Substances and without incurring regulatory requirements or giving notice in connection with Environmental Substances. Further, for purposes of this Section: “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Environmental Substances as Environmental Substances instead of non-hazardous materials. The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results. If Tenant fails to perform its obligations under this Section, without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord upon demand for all costs and expenses reasonably incurred together with an Administrative Charge, as defined in Section 14.02(f). Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

ARTICLE 11:  RESERVED

ARTICLE 12:  DAMAGE OR DESTRUCTION; CONDEMNATION

12.01    Damage or Destruction of Premises.

(a)        If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to Subsection 12.01(b), Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building and any ground lessor) to repair or cause to be repaired such damage (other than any Initial Tenant Improvements and Tenant Work, which Tenant shall promptly commence, and proceed with diligence, to restore). All such repairs made necessary by any act or omission of Tenant shall be made at the Tenant’s expense to the extent that the cost of such repairs are less than the deductible amount in Landlord’s insurance policy. All repairs to and replacements of Tenant Property and any Initial Tenant Improvements and Tenant Work shall be made by and at the expense of Tenant. The cost of any repairs performed under this Section by Landlord at Tenant’s expense (including costs of design fees, financing, and charges for administration, overhead and construction management services by Landlord and Landlord’s contractor) shall constitute Additional Rent hereunder. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Base Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to Tenant Property, Initial Tenant Improvements and any Tenant Work) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty; provided, however, that in no event shall the period of such abatement exceed twelve (12) months, and that if and to the extent Landlord shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs that are due to government regulation, casualties, and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

(b)        If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty (30) months of the Term that the cost to repair such damage is reasonably estimated to exceed one-third (1/3) of the total Base Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, (ii) at any time the Building (or any portion thereof, whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building (or a portion thereof) shall in Landlord’s judgment be required, or (iii) at any time damage to the Building occurs by fire or other insured casualty and any mortgagee or ground lessor shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within six (6) months, or such longer period as is required to complete arrangements with any mortgagee or ground lessor regarding such situation, following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. If any mortgagee refuses without fault by Tenant to permit insurance proceeds to be applied to replacement of the Premises, and neither Landlord nor such mortgagee has commenced such replacement within six (6) months following adjustment of such casualty loss with the insurer, then Tenant may, until any such replacement commences, terminate this Lease by giving at least thirty (30) days prior written notice thereof to Landlord and such termination shall be effective on the date specified if such replacement has not then commenced. In addition, if a substantial portion of the Premises is damaged by fire or other casualty or Tenant’s access to the Premises is denied by reason of damage by fire or other casualty to such extent that Landlord fails to complete the repairs required hereunder within seven (7) months after the occurrence thereof, Tenant, upon sixty (60) days’ written notice to Landlord, may terminate this Lease; provided, however, that if Landlord completes said repairs prior to the end of said sixty (60) day period, Tenant’s notice shall be void and this Lease shall continue in full force and effect. In addition, if the Premises are so damaged by fire or other casualty during the last twelve (12) months of the term of this Lease that it is reasonably estimated by Landlord that it will take more than one hundred eighty (180) days to repair, Tenant may terminate this Lease by giving at least thirty (30) days’ prior written notice thereof to Landlord and such termination shall be effective on the date specified. In the event of any termination, the Term shall expire as of the effective date of such early termination and the parties shall undertake the obligations required under this Lease as if such early termination date were the date originally stipulated in Article 1 for the end of the Term and the Base Rent and Additional Rent for Total Operating Costs (to the extent not abated as set forth above) shall be apportioned as of such date.

12.02    Eminent Domain. In the event that all or any substantial part of the Premises or the Building or its common areas is taken (other than for temporary use, hereafter described) by public authority under power of eminent domain (or by conveyance in lieu thereof), then by notice given within three (3) months following the recording of such taking (or conveyance) in the appropriate registry of deeds, this Lease may be terminated at Landlord’s election, or Tenant’s election if such taking shall prevent Tenant from using at least fifty percent (50%) of the Premises for their intended purposes, thirty (30) days after such notice, and Base Rent and Tenant’s share of Total Operating Costs and Taxes shall be apportioned as of the date of termination. If this Lease is not terminated as aforesaid, subject to the rights of mortgagees Landlord shall within a reasonable time thereafter, diligently restore what may remain of the Premises (excluding any Tenant Property or other items installed or paid for by Tenant that Tenant is permitted or may be required to remove upon expiration and any Initial Tenant Improvements and Tenant Work) to a tenantable condition. In the event some portion of rentable floor area of the Premises is taken (other than for temporary use) and this Lease is not terminated, Base Rent shall be proportionally abated for the remainder of the Term. In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking that is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, then Tenant shall pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations hereunder with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

So long as Tenant is not then in breach of any covenant or condition of this Lease, any specific damages that are expressly awarded to Tenant on account of its relocation expenses, and specifically so designated, shall belong to Tenant. Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise; and Tenant irrevocably appoints Landlord as its attorney-in-fact with full power of substitution so to execute and deliver in Tenant’s name, place and stead all such further instruments if Tenant shall fail to do so after ten (10) days’ notice.

ARTICLE 13:  ASSIGNMENT AND SUBLETTING

13.01    Landlord’s Consent Required. Except as set forth in this Article, Tenant shall not directly or indirectly assign this Lease, or sublet or license the Premises or any portion thereof, or advertise the Premises for assignment or subletting or permit the occupancy of all or any portion of the Premises by any person other than Tenant (each of the foregoing actions are collectively referred to as a “Transfer”) without obtaining, on each occasion, the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Tenant complies with the provisions of this Article. A Transfer shall include, without limitation, any transfer of Tenant’s interest in this Lease by operation of law, merger or consolidation of Tenant into any other firm or corporation, and the transfer or sale of a controlling interest in Tenant, whether by sale of its capital stock or otherwise or any sale of all or a substantial part of Tenant’s assets. Any Transfer shall be subject to this Lease, all of the provisions of which shall be conditions to such Transfer and be binding on any transferee. No transferee shall have any right further to transfer its interest in the Premises, and nothing herein shall impose any obligation on Landlord with respect to a further Transfer. The foregoing restrictions shall be binding on any assignee or sublessee to which Landlord has consented, provided, notwithstanding anything else contained in this Lease, Landlord’s consent to any further assignment, subleasing or any sub-subleasing by any approved assignee or sublessee may be withheld by Landlord at Landlord’s sole discretion. If Tenant does Transfer with (or without) Landlord’s consent, any option or other right that Tenant may have relating to the Premises, including any right to extend the Term or lease other premises, shall automatically be terminated. Landlord’s Managing Agent (or such other manager of the Building appointed from time to time by Landlord) shall be Tenant’s exclusive broker for a period of six (6) months with respect to any proposed transfer so long as such Managing Agent uses its good faith best efforts to market in accordance with Tenant’s directions; and after such period Tenant may appoint a co-exclusive broker to serve along with Landlord’s Managing Agent. Such Managing Agent shall be paid a brokerage fee for any transfer in accordance with such Managing Agent’s commission schedule then in effect so long as such schedule is competitive with similar schedules of major Greater Boston brokerage firms.

13.02    Terms. Without limitation, it shall not be unreasonable for Landlord to withhold such consent for any Transfer where, in Landlord’s reasonable opinion: (a) the proposed transferee does not have a financial standing and credit rating reasonably acceptable to Landlord; (b) the proposed transferee does not have a good reputation in the community; (c) the business in which the proposed transferee is engaged could detract from, or be inappropriate for, the Building, its value or the costs of ownership thereof; (d) the rent to be paid by any proposed transferee is less than the then current fair market rent; (e) the proposed transferee is a current tenant or a prospective tenant (or any affiliate of such tenant or prospective tenant), prospective tenant meaning such tenant has been shown space or has been presented with or has made an offer to lease space, of the Building or the Project within the preceding twelve (12) months, and Landlord will have space suitable to such proposed transferee’s needs available within such proposed transferee’s timeline; (f) the use of the Premises by any transferee (even though a Permitted Use) violates any use restriction granted by Landlord in any other lease or would otherwise cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (g) if such Transfer is not approved of by the holder of any mortgage on the Property (if such approval is required); (h) a proposed transferee’s business will impose a burden on the Property’s parking facilities, elevators, common areas, facilities, or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (i) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (j) Tenant is in default of any of its obligations under the Lease at the time of the request or at the time of the proposed Transfer; (k) if requested by Landlord, the transferee refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (l) Landlord has sued or been sued by the proposed transferee or has otherwise been involved in a legal dispute with the proposed transferee; (m) the transferee is involved in a business which is not in keeping with the then current standards of the Property; (n) the Transfer will result in there being more than one subtenant of the Premises; or (o) the transferee is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. Landlord may condition its consent upon such transferee depositing with Landlord such additional security as Landlord may reasonably require to assure the performance and observance of the obligations of such party to Landlord. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed transferee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed transferee’s property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed transferee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

13.03    Right of Termination or Recapture. If Tenant requests Landlord’s consent to a Transfer of all or substantially all of the Premises for all or substantially all of the Term, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after Landlord’s receipt of Tenant’s completed request, to terminate this Lease as of the date specified in such notice, which shall not be less than thirty (30) nor more than ninety (90) days after the date of such notice, as to the entire Premises in the case of a proposed Transfer of the whole Premises, and as to the portion of the Premises to be transferred in the case of a partial Transfer. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner required under this Lease at the end of the Term and thereafter, to the extent necessary in Landlord’s judgment, Landlord, at Tenant’s cost and expense, may have access to and may make modification to the Premises (or portion thereof) so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Base Rent and the Tenant’s share shall be adjusted according to the extent of the rentable square footage of the Premises for which the Lease is terminated.

13.04    Procedures. At least twenty (20) days prior to the effective date of any Transfer, Tenant shall give Landlord in writing the details of the proposed Transfer, including, but not limited to: (a) the name, business, and financial condition of the prospective transferee, (b) a true and complete copy of the proposed instrument containing all of the terms and conditions of such Transfer, (c) a written agreement of the assignee, subtenant or licensee agreeing with Landlord to perform and observe all of the terms, covenants, and conditions of this Lease undertaken by such transferee and such other matters as are contained in Landlord’s standard form of consent to a Transfer, and (d) any other information Landlord reasonably deems relevant. Tenant shall pay to Landlord, as Additional Rent, Landlord’s reasonable out-of-pocket attorneys’ fees in reviewing any Transfer up to a maximum amount of $5,000.00.

13.05     Related Party Transfer. Tenant may make a Related Party Transfer (as defined below) without the consent of Landlord, provided that Tenant gives Landlord at least ten (10) days’ prior notice thereof together with evidence reasonably satisfactory to Landlord that the proposed Transfer is a Related Party Transfer and such Related Party Transfer is subject to all of the other terms and conditions for this Article. A “Related Party Transfer” is a transfer to an entity (a) into or with which Tenant is merged or consolidated, (b) to which substantially all of Tenant’s assets are transferred as a going concern, or (c) which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) Landlord receives prior written notice of any such transactions, (ii) the assignee or subtenant agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting, (iii) in no event shall Tenant be released from its obligations under this Lease, (iv) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, and (v) the involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, will not result in a reduction of the Net Worth of Tenant (as defined below), from the Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater. “Net Worth” of Tenant for purposes of this Section shall be the tangible net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

13.06     Excess Rents. If the consideration, rent, or other amounts payable to Tenant under any other Transfer exceed the Rent and Tenant’s Transfer Expenses ((a) pro rated based on floor area in the case of a subletting, license or other occupancy of less than the entire area of the Premises and (b) amortized on a straight line basis over the remaining Term), then Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the amount of such excess when and as received. Tenant’s “Transfer Expenses” shall mean Tenant’s actual reasonable and necessary payments to third parties in connection with such a Transfer on account of brokerage, legal and market-based fit-up costs. For the purposes of this subsection, the term “rent” shall mean all Base Rent, Additional Rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises including, without limitation, key money, or bonus money paid by the Transferee to Tenant in connection with such transaction and any payment in excess of fair market value for services rendered by Tenant to the Transferee or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the Transferee in connection with any such transaction, but shall exclude any separate payments by Tenant for reasonable attorney’s fees and broker’s commissions in connection with such assignment or subletting.

13.07     No Release. Notwithstanding any Transfer and whether or not the same is a Related Party Transfer or is consented to, the liability of Tenant to Landlord shall remain direct and primary. Any transferee of all or substantially all of Tenant’s interest in the Premises (including any such transferee under a Related Party Transfer) shall be jointly and severally liable with Tenant to Landlord for the performance of all of Tenant’s covenants under this Lease; and such assignee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be a default). Tenant hereby irrevocably authorizes Landlord to collect Rent from any transferee (and upon notice any transferee shall pay directly to Landlord) and apply the net amount collected to the rent and other charges reserved under this Lease. No Transfer shall be deemed a waiver of the provisions of this Section, or the acceptance of the transferee as a tenant, or a release of Tenant from direct and primary liability for the performance of all of the covenants of this Lease. Notwithstanding anything to the contrary in the documents effecting the Transfer, no Transfer shall alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate. The breach by Tenant or any transferee of any covenant in this Article shall be a default for which there is no cure period.

13.08     Restrictions. Notwithstanding anything contained in the foregoing provisions of this Section to the contrary, neither Tenant nor any transferee nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, assignment, license, concession or other agreement for use, occupancy or utilization of space in the Premises that provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, assignment, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

13.09     Certain Additional Rights. If the Premises or any part thereof are Transferred by Tenant, following the occurrence of a default which has continued beyond any applicable cure period, Landlord, in addition to any other remedies provided hereunder or at law, may at its option collect directly from any such transferee(s) all rents becoming due to the Tenant under any such Transfer and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such transferee(s) to so make all such rent payments, if so directed by Landlord; and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy agreement between the Landlord and such subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever. Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any Transfer entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such Transfer. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a transferee, be deemed to have assumed or recognized any Transfer or to be liable to the transferee for any failure of Tenant to perform and comply with any of Tenant’s obligations to such transferee under such Transfer, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such transferee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the Transfer. Tenant agrees that such transferee shall have the right to rely upon any such statement and request from Landlord, and that such transferee shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. In the event Tenant shall default in the performance of its obligations under this Lease or Landlord terminates this Lease by reason of a default of Tenant, Landlord at its option and without any obligation to do so, may require any transferee to attorn to Landlord.

ARTICLE 14: EVENTS OF DEFAULT AND REMEDIES

14.01 Events of Default. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default (sometimes referred to as an “Event of Default”) by Tenant under this Lease:

(a)         Tenant’s failure to make any payment of Base Rent, Additional Rent, Rent, Tenant’s share of Operating Expenses, Tenant’s share of Taxes, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant provided if Landlord has given two (2) prior notices of any such failure (pursuant to this Section 14.01(a)) in any twelve (12) month period, then Tenant shall be in default if any such payment is not made on or before the due date without notice;

(b)         Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Section 14.01(a), above) where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant;

(c)         Tenant’s permanent abandonment or vacating the Premises;

(d)         Tenant’s (or any transferee of Tenant’s) attempt to make any Transfer of the Premises in violation of this Lease;

(i)         The making by Tenant or any guarantor of Tenant’s obligations hereunder of any general arrangement or general assignment for the benefit of creditors;

(ii)         Tenant or any guarantor becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days);

(iii)         the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days;

(iv)         the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or

(v)         the insolvency of Tenant. In the event that any provision of this Section 14.04(e) is unenforceable under applicable law, such provision shall be of no force or effect;

(e)         The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor (if any) of Tenant’s obligations hereunder, was materially false at the time given, Tenant acknowledging that Landlord has entered into this Lease in material reliance on such information;

(f)         The failure of Tenant to comply with any of its obligations within the applicable specified timeframes under (i) Article 7 with respect to maintaining and evidencing the required insurance coverages; (ii) Article 15; (iii) Section 16.03; and (iv) Section 16.04.

then, and in any such case, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach, immediately or at any time thereafter without demand or notice and with or without process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord’s former estate. At Landlord’s election, such notice of termination may be included in any notice of default. Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of Rent or prior breach; and Tenant waives all statutory and equitable rights to its leasehold (including rights in the nature of further cure or redemption, if any). If Landlord engages attorneys in connection with any failure to perform by Tenant hereunder, Tenant shall promptly reimburse Landlord for the fees of such attorneys on demand as Additional Rent. Without implying that other provisions do not survive, the provisions of this Article shall survive the Term or earlier termination of this Lease.

Rent forgiveness, allowances for (and/or Landlord expenses in designing and constructing) leasehold improvements to ready the Premises for Tenant’s occupancy and the like, if any, have been agreed to by Landlord as inducements for Tenant faithfully to perform all of its obligations. For all purposes, upon the occurrence of any Event of Default and the lapse of the applicable cure period, if any, any such inducements shall be deemed void as of the date hereof as though such had never been included, and the aggregate amounts (or value) thereof will be deemed to be Additional Rent then immediately due. The foregoing will occur automatically without any further notice by Landlord, whether or not the Term is then or thereafter terminated and whether or not Tenant thereafter corrects such Event of Default.

14.02     Remedies for Default.

(a)         Reletting Expenses Damages. If the Term of this Lease is terminated for an Event of Default, Tenant covenants, as an additional cumulative obligation after such termination, to pay all of Landlord’s reasonable out-of-pocket costs, including reasonable attorneys’ fees, related to Tenant’s Event of Default and in collecting amounts due and all reasonable expenses in connection with reletting, including tenant inducements to new tenants, brokerage commissions, fees for legal services, of preparing the Premises for reletting and/or providing allowances (in either such case to a commercially reasonable extent or amount, as compared to the market), and the like together with an administrative charge of ten percent (10%) of all the foregoing costs (“Reletting Expenses”). It is agreed that Landlord may (i) relet the Premises or part or parts thereof for a term or terms that may be equal to, less than or exceed the period that would otherwise have constituted the balance of the Term, and may grant such tenant inducements, including free rent, as Landlord in its sole discretion considers advisable, and (ii) make such alterations to the Premises as Landlord in its sole discretion considers advisable, and no failure to relet or to collect rent under any reletting shall operate to reduce Tenant’s liability. Any obligation to relet imposed by law will be subject to Landlord’s reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like. Landlord’s Reletting Expenses together with all other sums provided for whether incurred prior to or after such termination will be due upon demand.

(b)         Termination Damages. If the Term of this Lease is terminated for default, unless and until Landlord elects lump sum liquidated damages described in the next paragraph, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all of its obligations in the same manner as if the Term had not been terminated. In calculating such amounts Tenant will be credited with the net proceeds of any rent then actually received by Landlord from a reletting of the Premises after deducting all Rent that has not then been paid by Tenant, provided that Tenant shall never be entitled to receive any portion of the re-letting proceeds, even if the same exceed the Rent originally due hereunder.

(c)        Lump Sum Liquidated Damages. If this Lease is terminated for default, unless and until Landlord elects termination damages described in the preceding paragraph, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay forthwith to Landlord at Landlord’s election made by written notice at any time after termination, as liquidated damages a single lump sum payment equal to (i) the sum of (A) all sums to be paid by Tenant and not then paid at the time of such election, plus (B) either, as Landlord elects, (i) the excess of the present value of all of the Rent reserved for the residue of the Term (with Additional Rent deemed to increase seven and one-half percent (7.5%) in each year on a compounding basis) less the present value of the aggregate fair market rent and Additional Rent potentially payable (if less than the Rent payable hereunder) by a third-party on account of the Premises during such period, which fair market rent shall be reduced by reasonable projections of vacancies (and by Landlord’s Reletting Expenses described above to the extent not theretofore paid to Landlord pursuant to Section 14.02(a)), or (ii) an amount equal to the sum of all of the Rent and other sums due under the Lease with respect to the eighteen (18) month period next following the date of termination plus the amount of rent of any kind and the remaining unamortized cost of (x) the Allowance, (y) Base Rent that would have been payable for the period (or transpired portion thereof) commencing on the Term Commencement Date and terminating the day prior to the Rent Commencement Date, at the rate of $50.00 per rentable square feet of the Premises, and (z) all fees and costs incurred by Landlord in connection with the Lease transaction (including, without limitation, the brokerage commission(s) and reasonable attorneys’ fees and costs), as all of items (x)-(z) shall have been amortized over the original Lease Term, together with an interest factor equal to eight percent (8%), to the extent accrued and unpaid at the time of termination or repossession. (The Federal Reserve discount rate (or equivalent) shall be used in calculating such present values under clause (i)(B), and in the event the parties are unable to agree on such fair market rent, the matter shall be submitted, upon the demand of either party, to the office of the American Arbitration Association (or successor) closest to the Property, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be a licensed real estate broker with at least ten (10) years of experience in the leasing of 1,000,000 or more square feet of floor area of buildings similar in character and location to the Premises, whose decision shall be conclusive and binding on the parties.)

(d)        Remedies Cumulative; Late Performance. The remedies to which Landlord may resort under this Lease, and all other rights and remedies of Landlord are cumulative, and any two or more may be exercised at the same time; provided however, that once Landlord elects to recover termination damages under Section 14.02(c) it cannot continue to recover termination damages under Section 14.01(b) accruing after the effective date of said election. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Premises at all times shall never be less than the Base Rent and all Additional Rent payable from time to time. Tenant shall also indemnify and hold Landlord harmless in the manner provided elsewhere herein if Landlord shall become or be made a party to any claim or action (i) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person claiming Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (iv) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.

(e)        Waivers; Accord and Satisfaction. No consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of Rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Rent due shall be deemed to be other than on account of the earliest installment of such Rent. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The acceptance by Landlord of any Rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice. If Landlord commences any summary proceeding for possession of the Premises or in any action based on non-payment of Rent by Tenant hereunder, Tenant hereby waives the right to interpose any non-compulsory claim or counterclaim of whatever nature or description in any such proceeding.

(f)        Landlord’s Curing. If Tenant fails to perform any covenant within any applicable cure period, then Landlord at its option may (without waiving any right or remedy for Tenant’s non-performance) at any time thereafter perform the covenant for the account of Tenant. Tenant shall upon demand reimburse Landlord’s out-of-pocket cost (including reasonable attorneys’ fees) of so performing, together with an administrative charge equal to seven and one-half percent (7.5%) of such cost (“Administrative Charge”) on demand as Additional Rent. Notwithstanding any other provision concerning cure periods, Landlord may cure any non-performance for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances if curing prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or possible injury to persons, or to protect Landlord’s interest in the Premises.

ARTICLE 15:    LETTER OF CREDIT

Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord a clean, irrevocable letter of credit in the Security Deposit (Letter of Credit) Amount (as defined in Article 1) in the form attached hereto as Exhibit L or otherwise satisfactory in form and content to Landlord and issued by an FDIC insured bank located in Boston reasonably satisfactory to Landlord in favor of Landlord. During the Term hereof, including any extensions thereof, or for any period that Tenant remains in possession of the premises following the expiration of the term, or for any period Tenant has obligations hereunder to Landlord that remain unsatisfied following the expiration of the term (as may be extended), and for ninety (90) days after the latest to occur of the foregoing (i.e., the expiration of the term (as may be extended), the date on which Tenant vacates and yields up the premises, etc.), the letter of credit shall be held to ensure the full and timely performance of Tenant’s obligations under this Lease; which letter of credit may be drawn upon by Landlord and applied from time to time against outstanding obligations of Tenant hereunder without notice or demand. Tenant shall have no right to require Landlord to so draw and apply the letter of credit, nor shall Tenant be entitled to credit the same against rents or other sums payable hereunder. During the entire Term hereof, including any extension thereof, Tenant shall cause said letter of credit to be renewed, in identical form to that delivered herewith, no later than thirty (30) days prior to the date of expiration of same. Without limiting any other remedies of Landlord, in the event that Tenant fails to renew any letter of credit given hereunder at least thirty (30) days prior to the date of expiration thereof, then Landlord shall have the right to draw down the entire amount of said letter of credit and hold such sums as a cash deposit. If and to the extent that Landlord makes such use of the letter of credit, or any part thereof, the sum so applied by Landlord (from cash or from a drawing on the letter of credit) shall be restored to the letter of credit (or by a new letter of credit equal to the difference) by Tenant forthwith upon notice from Landlord, and failure to so restore (within the cure period applicable to Base Rent hereunder) shall be a default hereunder giving rise to all of Landlord’s rights and remedies applicable to a default in the payment of rent. In the event of a change of circumstance relating to the bank issuing the letter of credit, or Landlord otherwise believes the financial conditions of the issuing bank has been degraded, Landlord reserves the right to require Tenant to replace the letter of credit from time to time with a substitute similar letter of credit issued by another bank satisfactory to Landlord. Following the expiration of the term of this Lease, to the extent that Landlord has not previously drawn upon the Letter of Credit to the extent that Tenant is not otherwise in default of its obligations under the Lease, Landlord shall return the Letter of Credit promptly following Landlord’s final calculation of amounts owed from Tenant to Landlord under the Lease (including, without limitation, any true-up of Additional Rent) and Tenant’s payment of the same in full to Landlord.

Notwithstanding the foregoing, provided that: (i) Tenant has not been in default of any of its obligations under this Lease after the giving of any applicable notice and the expiration of any applicable cure period prior to any Reduction Date (as hereinafter defined) in question, (ii) Tenant is, as of such Reduction Date, not in default of its obligation under the Lease (provided, however, that if there is no reduction of the security deposit based upon Tenant’s failure to satisfy the condition set forth in this clause (ii), then Tenant may subsequently achieve a reduction in the security deposit pursuant to this sentence at such time as Tenant cures such default, so long as the Lease is then in full force and effect and Tenant is otherwise then in full compliance with its obligations under the Lease), and (iii) the Lease is then in full force and effect, Landlord shall refund to Tenant such portion of the Letter of Credit which it is then holding so as to cause the total Letter of Credit to be reduced as of each Reduction Date to the amount shown in the following schedule:

Reduction Date	New Reduced Amount of Letter of Credit

The first (1st) day of the second (2nd) Lease Year	$725,733.36

The first (1st) day of the third (3rd) Lease Year	$635,016.69

The first (1st) day of the fourth (4th) Lease Year	$544,300.02

Any reduction in the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount in exchange for the existing Letter of Credit(s) which Landlord is then holding, or by an amendment to the existing Letter of Credit(s) then held by Landlord, in form and substance acceptable to Landlord, which is accepted by Landlord in writing.

ARTICLE 16:    PROTECTION OF LENDERS

16.01    Subordination and Superiority of Lease. Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to any lien of the holder of any existing or future mortgage, and to the rights of any lessor under any ground or improvements lease of the Building (all mortgages and ground or improvements leases of any priority are collectively referred to in this Lease as “mortgage,” and the holder or lessor thereof from time to time as a “mortgagee”), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof. With respect to future liens of any mortgage hereafter granted, Landlord will request that the mortgagee execute and deliver to Tenant an agreement (in such form as such mortgagee may request) in which the mortgagee agrees that such mortgagee shall not disturb Tenant in its possession of the Premises upon Tenant’s execution thereof and attornment to such mortgagee as Landlord and performance of its Lease covenants (which conditions Tenant agrees with all mortgagees to perform). Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the mortgagee and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the mortgagee shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any amendment or modification of this Lease subsequent to such mortgage, or by any previous prepayment of Rent for more than one (1) month, which was not approved in writing by the mortgagee, (e) liable beyond mortgagee’s interest in the Property, (f) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims under the mortgagee. Tenant agrees that any present or future mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgagee (or the priority of its ground lease) to some or all provisions of this Lease.

Tenant agrees that this Lease shall survive the merger of estates of ground (or improvements) lessor and lessee. Until a mortgagee (either superior or subordinate to this Lease) forecloses Landlord’s equity of redemption (or terminates or succeeds to a new lease in the case of a ground or improvements lease) no mortgagee shall be liable for failure to perform any of Landlord’s obligations (and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord’s interest and then only as limited herein). Tenant shall, if requested by Landlord or any mortgagee, give notice of any alleged non-performance on the part of Landlord to any such mortgagee, provided that an address for such mortgagee has been designated to Tenant in writing, and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no less than thirty (30) days (to be reasonably extended in the same manner Landlord’s cure period is to be extended and for such additional periods as is necessary to allow such Mortgagee to take possession of the Property) following Landlord’s cure period during which such mortgagee may, but need not, cure any non-performance by Landlord. The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any person that may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Premises. This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver the subordination agreement in such form as any mortgagee may request.

16.02    Rent Assignment. If from time to time Landlord assigns this Lease or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but, subject to the limitations herein including Sections 16.01 and 10.02(b), the assignee shall be responsible only for non-performance of Landlord’s obligations that occur after it succeeds to, and only during the period it holds possession of, Landlord’s interest in the Premises after foreclosure or voluntary deed in lieu of foreclosure.

16.03    Other Instruments. The provisions of this Article shall be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of this Lease (and being otherwise commercially reasonable) from time to time requested by Landlord or any mortgagee, and further agrees that its failure to do so within ten (10) days after written request shall be a default for which this Lease may be terminated without further notice. Without limitation, where Tenant in this Lease indemnifies or otherwise covenants for the benefit of mortgagees, such agreements are for the benefit of mortgagees as third-party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such mortgagee.

16.04    Estoppel Certificates. Within ten (10) days after Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (a) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Base Rent and other charges and the time period covered; (d) that Landlord is not in default under this Lease (or if Tenant states that Landlord is in default, describing it in reasonable detail); (e) that Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (f)

that Tenant has the authority to own its property and to carry on its business as contemplated under the Lease; (g) that the Lease is a valid and binding obligation of Tenant in accordance with its terms; and (h) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any such prospective purchaser or encumbrancer, which may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any such prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (w) that the terms and provisions of this Lease have not been changed except as represented by Landlord; (x) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (y) that not more than one (1) month’s Base Rent or other charges have been paid in advance; and (z) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

16.05    Tenant’s Financial Condition. Tenant, subject to a written confidentiality agreement reasonably acceptable to both parties (the “CDA”), within ten (10) days after request from Landlord from time to time, shall deliver to Landlord Tenant’s annual audited financial statements for the latest available two (2) fiscal years, including the year ending no more than six (6) months prior to Landlord’s request, and quarterly financial statements certified in writing by Tenant’s chief financial officer. Landlord may deliver such financial statements to its investors, mortgagees, lenders and prospective mortgagees, lenders, investors and purchasers. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate as of its date. Except for publicly available information, Landlord shall maintain such financial statements on a confidential basis pursuant to the CDA. The obligations of this Section 16.05 shall be suspended during all times in which Tenant is subject to the public reporting obligations under the Securities Exchange Act of 1934, as amended.

ARTICLE 17:    MISCELLANEOUS PROVISIONS

17.01    Landlord’s Consent Fees. In addition to fees and expenses in connection with Tenant Work, as described in Section 10.05, Tenant shall pay Landlord’s reasonable out-of-pocket fees and expenses, including legal, engineering and other consultants’ fees and expenses, incurred in connection with Tenant’s request for Landlord’s consent under Article 13 (Assignment and Subletting) or in connection with any other act by Tenant that requires Landlord’s consent or approval under this Lease; provided however, in no event shall any such fees and expenses exceed $5,000 for each request.

17.02    Notice of Landlord’s Default. Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. It is the express understanding and agreement of the parties and a condition of Landlord’s agreement to execute this Lease that in no event shall Tenant have the right to terminate this Lease or seek an abatement to or offset from Base Rent, Additional Rent or Rent as a result of Landlord’s default, but Tenant shall be entitled to seek all other remedies, at law or equity, as a result of such default, subject to the terms and conditions of this Lease. Tenant hereby waives its right to recover punitive, special or consequential damages arising out any act, omission or default by Landlord (or any party for whom Landlord is responsible). This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of Force Majeure, and the time for Landlord’s performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

17.03    Quiet Enjoyment. Landlord agrees that, so long as (a) Tenant is not in default under the terms of this Lease and (b) this Lease is in full force and effect, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without disturbance by Landlord or by any person claiming through or under Landlord, subject to the terms of this Lease and any encumbrances of record. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied.

17.04    Interpretation. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” includes Tenant’s agents, employees, contractors, invitees, successors, assigns or others using the Premises with Tenant’s expressed or implied permission.

17.05    Notices. All notices, requests and other communications required under this Lease except in instances where expressly set forth otherwise in this Lease, shall be in writing, addressed as specified in Article 1, and shall be (a) personally delivered, (b) sent by certified mail, return receipt requested, postage prepaid, or (c) delivered by a national overnight delivery service that maintains delivery records. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party.

17.06    No Recordation. Tenant shall not record this Lease but, if required by applicable law in order to protect Tenant’s interest in the Premises, each party hereto agrees, on the request of the other, to execute a so-called memorandum of lease or short form lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. The party requesting or requiring such recording shall pay all expenses, transfer taxes and recording fees. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

17.07    Security Measures. Tenant acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Property, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from implementing security measures for the Building or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and to the maximum extent permissible by law, Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Building to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Building.

17.08    Corporate Authority. If Tenant is a business entity, then the person or persons executing this Lease on behalf of Tenant jointly and severally warrant and represent in their capacity as a duly authorized representative of Tenant and not in his or her individual capacities that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that breach of the foregoing warranty and representation shall at Landlord’s election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term. Upon execution of this Lease, Tenant shall provide a board resolution or other entity vote authorizing the execution of this Lease on behalf of Tenant and identifying the person authorized to execute this Lease on behalf of Tenant together with a clerk’s or secretary’s certificate indicating that such authorized person has in fact executed this Lease. If Tenant shall fail to provide such resolution or vote, then the person executing this Lease on behalf of Tenant shall be deemed to have represented and warranted to Landlord that such person is duly authorized to execute and deliver this Lease on behalf of Tenant.

17.09    Reserved.

17.10    Joint and Several Liability; Right to Lease. If more than one (1) party signs this Lease as Tenant, they shall be jointly and severally liable for all obligations of Tenant. Landlord reserves the absolute right to effect such other tenancies in the Property as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Property.

17.11    Force Majeure. If Landlord cannot perform any of its obligations under this Lease due to an event(s) of Force Majeure, the time provided for performing such obligations shall be extended by a period of time equal to the duration of the events. In case Tenant is prevented or delayed from performing any covenant or duty to be performed on Tenant’s part by reason of an event(s) of Force Majeure, Tenant shall not be deemed in default hereunder while such cause continues. The preceding sentence shall not apply to Tenant’s covenants and obligations to pay rent, additional charges and/or other charges or sums due Landlord hereunder or required to be paid to third parties hereunder. The preceding sentence shall not be interpreted to diminish Landlord’s rights hereunder to cure a breach of this Lease by Tenant or to recover the expense of such cure. As used in this Lease, an event or events of “Force Majeure” shall include strike or labor troubles, lockout, breakdown, accident, order, preemption or regulation of or by any governmental authority or failure to supply or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services or because of war, civil commotion, or other emergency, or other extraordinary conditions of supply and demand, extraordinary weather conditions, so-called acts of God, or for any other cause beyond the party’s reasonable control.

17.12    Limitation of Warranties. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties that extend beyond those expressly set forth in this Lease.

17.13    No Other Brokers. Landlord and Tenant represent and warrant to each other that the Broker(s) named in Article 1 and Landlord’s Managing Agent are the only agents, Broker(s), finders or other parties with whom such party has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property. Landlord and Tenant agree to indemnify and hold the other harmless from any claim, demand, cost or liability, including attorneys’ fees and expenses, asserted by any party other than the Broker(s) named in Article 1 and Landlord’s Managing Agent based upon dealings of that party with the indemnifying party. Landlord shall be responsible for the payment of any brokerage fees to the Broker(s) named in Article 1 and Landlord’s Managing Agent. The provisions of this Section shall survive the Term or early termination of this Lease.

17.14    Applicable Law and Construction. This Lease may be executed in counterparts, shall be construed as a sealed instrument, and shall be governed exclusively by the provisions hereof and by the laws of the state where the Property is located without regard to principles of choice of law or conflicts of law. A facsimile signature to this Lease shall be sufficient to prove the execution by a party. The covenants of Landlord and Tenant are independent, and such covenants shall be construed as such in accordance with the laws of the state where the Property is located. If any provisions shall to any extent be invalid, the remainder shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Premises. This Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns, subject to Article 13. The titles are for convenience only and shall not be considered a part of the Lease. This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. The enumeration of specific examples of general provisions shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant and approved by the holder of any mortgagee of the Premises having the right to approve this Lease. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. The term “Term” includes the Initial Term as it may be extended pursuant to Section 3.03.

17.15    Construction on the Property or Adjacent Property. Tenant acknowledges that Landlord is undertaking, or may undertake in the future, certain renovations in the Building or on or about the Property (the “Project”) including the right to make changes to the size, shape, location, number and extent of the improvements comprising the Property. In connection therewith, Landlord may, among other things, erect scaffolding or other necessary structures at the Property, limit or eliminate access to portions of the Property, including portions of the common areas, or perform work in or about the Building, which work may create noise, dust or leave debris in the Building. Landlord and its agents, employees, licensees and contractors shall also have the right to enter on the Property or Building to undertake work pursuant to any easement granted pursuant to the above paragraph; to shore up the foundations and/or walls of the Building; to erect scaffolding and protective barricades around, within or adjacent to the Building; and to do any other act necessary for the safety of the Building or the expeditious completion of such work.

Tenant hereby agrees that such work and Landlord’s actions in connection therewith shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Although Landlord shall use commercially reasonable efforts to minimize any material interference of Tenant’s use or occupancy of or access to the Premises, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the foregoing work, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such work or Landlord’s actions in connection therewith. Landlord shall have the right, in connection with the development, redevelopment, alteration, improvement, operation, maintenance, or repair of the Building, the Property or the Project, to subject the Property to easements for the construction, reconstruction, alteration, improvement, operation, repair or maintenance of elements thereof, for access and egress for parking, for the installation, maintenance, repair, replacement or relocation of utilities serving the Building, the Property or the Project and to subject the Property to such other rights, agreements, and covenants for such purposes as Landlord may determine. Tenant hereby agrees that this Lease shall be subject and subordinate to any such matters that do not unreasonably interrupt Tenant’s use of the Premises. The foregoing sentence shall be self-operative, but Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute, acknowledge and deliver any documents appropriate to accomplish or confirm the same if Tenant fails to do so within ten (10) days after request therefor. Neither Tenant nor any persons acting under Tenant shall take any action to oppose the Project, nor shall the Tenant knowingly permit any persons acting under Tenant to take any action in opposition to the Project.

17.16    Vacancy at End of Term. If Tenant vacates substantially all of the Premises (or substantially all of a major portion of the Premises, including a floor of the Building) at any time within the last three (3) months of the Term, Landlord may enter the vacated Premises (or such portions) and commence demolition work or construction of leasehold improvements for future tenants, provided that such entry does not materially interfere with any continuing operations of Tenant in any other portions of the Premises. The exercise of such right by Landlord will not affect Tenant’s obligations to pay Base Rent or Additional Rent with respect to the Premises vacated (or such portions), which obligations shall continue without abatement until the end of the Term

17.17    Confidentiality. Tenant acknowledges and agrees that the terms of this Lease are confidential. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion, except as required for financial disclosures or securities filings. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach. Notwithstanding anything set forth in this Lease to the contrary, Tenant may disclose this Lease and any the terms set forth herein as required: (a) to comply with applicable laws (including, but not limited to, the Securities Act of 1934, as amended), the rules of any relevant stock exchange or to the extent required by any juridical, arbitral or administrative proceeding; and (b) to the extent any disclosure is required to be made in the financial statements of Tenant or in required publicly filed documents. Additionally, Landlord agrees to keep the terms of this Lease confidential until Tenant’s public filing (provided that Tenant make such filing within the timeframes required by applicable law, failing which Landlord shall have no further obligations under this Section 17.17); provided, however, that Landlord may disclose the terms of this Lease to its affiliates, to its officers, directors, employees, brokers, attorneys, and accountants, and those of its affiliates, and to investors, lenders, and prospective investors, lenders, and purchasers (and the officers, directors, employees, brokers, attorneys and accountants of such parties); and Landlord may make any disclosures required by law, regulation, court order, order of a governmental or regulatory authority, or the like or pursuant to applying for a complying with any permits, approvals or certifications.

17.18    OFAC Certification and Indemnity. Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the “Patriot Act”) prohibit certain property transfers. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term) that neither Tenant nor any stockholder, manager, beneficiary, partner, or principal of Tenant is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act. The most current list of “Specially Designated Nationals and Blocked Persons” can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with these provisions. No assignment or subletting shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party’s compliance with the provisions of this subsection, in form and content satisfactory to Landlord. If for any reason the representations and warranties set forth in this subsection, or any certificate or other evidence of compliance delivered to Landlord hereunder, is untrue in any respect when made or delivered, or thereafter becomes untrue in any respect, then an event of default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any and all liabilities, losses claims, damages, penalties, fines, and costs (including attorneys’ fees and costs) arising from or related to the breach of any of the foregoing representations, warranties, and duties of Tenant. The provisions of this subsection shall survive the expiration or earlier termination of this Lease for the longest period permitted by law.

17.19    WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

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Executed to take effect as a sealed instrument on the Date of Lease first set forth above.

LANDLORD:

128 SPRING STREET LEXINGTON, LLC

By:	/s/ Stephen N. Faber
	Name:	Stephen N. Faber
	Title:	Authorized Signatory

TENANT:

CURIS, INC.

By:	/s/ William E. Steinkrauss
	Name:	William E. Steinkrauss
	Title:	Chief Financial Officer
Duly Authorized

EXHIBIT A

PLAN OF LEASED PREMISES

10.21.19 INTERIM UPDATE

RELATED BEAL

LEDGEMONT

CURIS

500 Level
Tenant Improvements

Building C - Ledgemont
Technology Center

ACTWO

500 LEVEL PLAN

A-102

Note: The above plan is included for the sole purpose of identifying the location of the Premises and may not depict the current condition of the Premises. All furniture and equipment shown hereon is for illustrative purposes only and is not part of Landlord’s Work or the delivery of the Premises.

A-1

EXHIBIT B

RULES AND REGULATIONS

1.

If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord

2.

Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

3.

Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

4.

Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

5.

No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens, toaster ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

6.

All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

7.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

8.	Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

9.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

10.	No person shall go on the roof without Landlord’s permission.

11.

Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

12.

Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

13.

Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

14.

Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

15.

No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

16.

No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice. Subject to approval by Landlord and by the Town of Lexington, Tenant will have the right to signage similar to that of other tenants of the Building. All such signage will be installed, maintained, and, at the end of the Term, removed by Tenant at its sole expense, with Tenant repairing any damage caused by same.

17.

During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

18.	Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

19.	Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

20.

Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

21.	Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

22.

Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

23.

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

24.

Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT C

RULES AND REGULATIONS FOR DESIGN AND CONSTRUCTION OF TENANT WORK

1.	DEFINITIONS

1.1	Building:	Ledgemont Technology Center, 128 Spring Street

1.2	Property Manager:	Related Beal LLC, or such other individual/entity as landlord may designate, from time to time.

1.3	Consultant:	Any architectural, engineering or design consultant engaged by a Tenant in connection with Tenant Work.

1.4	Contractor:	Any Contractor engaged by Tenant of the Building for the performance of any Tenant Work, and any Subcontractor employed by any such Contractor.

1.5	Plans:	All architectural, electrical and mechanical construction drawings and specifications required for the proper construction of the Tenant Work.

1.6	Regular Business Hours:	Monday through Friday, 8:00 a.m. through 6:00 p.m., holidays and weekends excluded.

1.7	Tenant:	Any occupant of the Building.

1.8	Tenant Work:	Any alterations, improvements, additions, repairs or installations on the Building performed by or on behalf of any Tenant.

1.9	Tradeperson:	Any employee (including, without limitation, any mechanic laborer, or Tradeperson) employed by a Contractor performing Tenant Work.

2.	GENERAL

2.1	All Tenant Work shall be performed in accordance with these Rules and Regulations and the applicable provisions of the Lease and to current local and state code.

2.2

The provisions of these Rules and Regulations shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

2.3	Except as otherwise provided in these Rules and Regulations, all inquiries, submissions and approvals in connection with any Tenant Work shall be processed through the Property Manager.

3.	INTENTIONALLY OMITTED.

4.	RECONSTRUCTION NOTIFICATION AND APPROVALS.

4.1	Approval to Commence Work:

A.

Tenant shall submit to Property Manager, for the approval of the Landlord, the names of all prospective Contractors and Certificates of Insurance, prior to issuing any bid packages to such Contractors.

B.

No Tenant Work shall be undertaken by any Contractor or Tradeperson unless and until all the matters set forth in Section 4.2 below have been received for the Tenant Work in question and unless the Property Manager has approved the matters set forth in Section 4.2 below.

4.2

No Tenant Work shall be performed unless, at least two (2) weeks before any Tenant Work is to begin, all of the following have been provided to the Property Manager and approved. In the event that Tenant proposes to change any of the following, the Property Manager shall be immediately notified of such change and such change shall be subject to the approval of the Property Manager:

A.	Schedule for the work, indication start and completion dates, any phasing and special working hours, and also a list of anticipated shutdowns of building systems.

B.

List of all Contractors and Subcontractors, including addresses, telephone numbers, emergency (after hours) telephone numbers, trades employed, and the union affiliation, if any, of each Contractor and Subcontractor.

C.	Names and telephone numbers of the supervisors of the work.

D.	Copies of all necessary governmental permits, licenses and approvals.

E.	Proof of current insurance, to the limits set out in Exhibit D to the Lease and Regulations, naming Landlord (128 Spring Street Lexington, LLC) and Landlord’s designees as additional insured parties.

F.	Notice of the involvement of any Contractor in any ongoing threatened labor dispute.

G.	Payment, Performance and Lien Bonds from sureties acceptable to Landlord, in form acceptable to Landlord, naming Landlord as an additional obligee.

H.	Evidence that Tenant has made provision for either written waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord.

I.	A pre-existing condition survey as specified in Section 7.2(C).

4.3

Reporting Incidents: All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant’s property shall be reported immediately to the Property Manager. A written report must follow within twenty-four (24) hours.

5.	CONSTRUCTION SCHEDULE

5.1	Coordination:

A.

All Tenant Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building or the public at large.

B.

All schedules for the performance of construction, including materials deliveries, must be coordinated through the Property Manager. The Property Manager shall have the right, without incurring any liability to any Tenant, to stop activities and/or to require rescheduling of Tenant Work based upon adverse impact on the tenants or occupants of the Building or on the maintenance or operation of the Building.

C.

If any Tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinkler, and plumbing work, such work shall be supervised by a representative of Landlord, the cost of which shall be charged directly to the tenant at the prevailing building rate. No Tenant Work will be performed in the Building ’s mechanical or electrical equipment rooms without both Landlord’s prior approval and the supervision of a representative of Landlord, the cost of which shall be reimbursed by the Tenant to the Landlord. Tenant shall provide the Property Manager with at least one week to schedule such work.

5.2	Time Restrictions:

A.

Subject to Section 5.1 of these Rules and Regulations, general construction work will generally be permitted at all times, unless such work affects other tenants or occupants of the Building or poses a safety concern at which time it will need be scheduled during non-business hours.

B.

Tenant shall provide the Property Manager with at least forty-eight (48) hours’ notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the Property Manager during periods outside of Regular Business Hours. “Special Work” shall be defined as the following operations:

1.	All utility disruptions, shutoffs and turnovers.

2.	Activities involving high levels of noise, including demolition, coring, drilling and ramsetting.

3.	Activities resulting in excessive dust or odors, including demolition, staining and spray painting.

4.	All construction work which will require access to multi-tenant areas or other tenant areas.

C.	The delivery of construction materials to the Building, their distribution within the Building, and the removal of waste materials shall also be confined to periods outside Regular Business Hours, unless otherwise specifically permitted in writing by the Property Manager. Costs for use of the freight elevator after Regular Business Hours shall be billed directly to such tenant at the then prevailing rate.

D.

If coordination, labor disputes or other circumstances require, the Property Manager may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

6.	CONTRACTOR PERSONNEL

6.1	Work in History:

A.	All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the rules and regulations herein set forth as amended from time to time by Landlord.

B.

No Tenant shall at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building or the complex in which the Building is located.

C.

Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence, anywhere in the Building, or a Contractor engaged directly or indirectly by a Tenant, or should such Contractor be deemed by Landlord to have violated any applicable rules or regulations, then upon twelve hours written notice, Landlord may, without incurring any liability to Tenant or said contractor, require any such Contractor to vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein.

6.2	Conduct:

A.

While in or about the Building, all Tradepersons shall perform in a dignified, quiet, courteous, and professional manner at all times. Tradepersons shall wear clothing suitable for their work and shall remain full attired at all times. All Contractors will be responsible for their Tradepersons’ proper behavior and conduct.

B.

The Property Manager reserves the right to remove any one who, or any contractor which; is causing a disturbance to any tenant or occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord’s standards.

6.3	Access:

A.	All Contractors and Tradepersons shall contact the Property Manager prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation. Access to the Building before and after Regular Business Hours or any other hours designated from time to time by the Property Manager and all day on weekends and holidays will only be provided when forty-eight (48) hours advanced notice is given to the Property Manager.

B.

No Contractor or Tradepersons will be permitted to enter any private or public space in the Building, other than the common areas of the Building necessary to give direct access to the premises of Tenant for which he has been employed, without the prior approval of the Property Manager.

C.

All Contractors and Tradepersons must obtain permission from the Property Manager prior to undertaking work in any space outside of the Tenant’s premises. This requirement specifically includes ceiling spaces below the premises where any work required must be undertaken at the convenience of the affected Tenant and outside of Regular Business Hours. Contractors undertaking such work shall ensure that all work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next business day. Any cleaning or repairs costs incurred by Landlord, as a result of work outside the construction area shall be charged to the Tenant.

D.

Contractors shall ensure that all furniture, equipment and accessories in areas potentially affected by any Tenant Work shall be adequately protected by means of drop cloths or other appropriate measures. In addition, all Contractors shall be responsible for maintaining security to the extent required by the Property Manager.

E.

Temporary access doors for tenant construction areas connecting with a public corridor will be building standards, i.e., door, frame, hardware and lockset. A copy of the key will be furnished to the Property Manager.

6.4	Safety:

A.

All Contractors shall police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including truck docks, elevators, lobbies, and all other public areas which are used for access to the premises.

B.

All Contractors shall appoint a supervisor who shall be responsible for all safety measures, as well as for compliance with all applicable government laws, ordinances, rules and regulations such as, for example, “OSHA” and “Right-to-Know” legislation.

C.

Any damage caused by Tradepersons or other Contractor employees shall be the responsibility of the Tenant employing the Contractor. Costs for repairing such damage shall be charged directly to such Tenant.

6.5	Parking:

A.	No parking of contractor or sub-contractor vehicles will be provided in the truck dock, handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Tenant who has engaged the Contractor for whom the owner of such vehicle is employed.

B.	Garage parking is available on-site.

7.	BUILDING MATERIALS

7.1	Delivery:

A.

All deliveries of construction materials shall be made at the predetermined times approved by the Property Manager and shall be effected safely and expeditiously only at the location determined by the Property Manager.

7.2	Transportation in Building:

A.

Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building possible. Elevators will be assigned for material delivery and will be controlled by the Building Management.

B.

Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractors shall continuously clean all such areas. Protective measures shall include runners over carpet, padding in elevators and any other measures determined by the Property Manager.

C.

Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant who has engaged the Contractor involved. Charges for such damage will be submitted by the Landlord directly to the Tenant. Prior to the commencement of tenant work, a pre-existing condition survey shall be submitted to the Property Manager. Such survey shall be used at the completion of the project to determine, if any, the extent of damage to the Building systems or finishes.

7.3	Storage and Placement:

A.

All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

B.

No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building unless all of the following are met: (i) authorized by the Property Manager, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained. All necessary precautions shall be taken by the contractor handling such materials against damage or injury caused by such materials.

C.

All materials required for the construction of the premises must comply with Building Standards, must conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.

D.	All work shall be subject to supervision and inspection by Landlord’s Representative.

E.

No alterations to approved plans will be made without prior knowledge and approval of the Property Manager. Such changes shall be documented on the as-build drawings required to be delivered to Landlord pursuant to Paragraph 10 of the rules and regulations.

F.	All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Property Manager.

G.

It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

H.

All existing and/or new openings made through the floor slab for piping, cabling, etc. must be sealed per code. All holes in the floor slab at abandoned floor outlets, etc. need to be filled with solid concrete.

7.4	Salvage and Waste Removal:

A.

All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily unless otherwise approved by the Property Manager. The building ’s trash compactor shall not be used for construction or other debris. For any demolition and debris, each Contractor must make arrangements with the Property Manager for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor. Where, in the opinion of the Property Manager, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenant engaging such Contractors.

B.	Toxic or flammable materials are to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

C.

Contractors shall, prior to removing any item (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors) from the Building, notify the Property Manager that it intends to remove such item. At the election of Property Manager, Contractors shall deliver any such items to the Property Manager. Such items will be delivered, without cost, to an area designated by the Property Manager which area shall be within the Building or the complex in which the Building is located.

8.	PAYMENT OF CONTRACTORS

Tenant shall promptly pay the cost of all Tenant Work so that Tenant’s premises and the Building shall be free of liens for labor or materials. If any mechanic’s lien is filed against the Building or any part thereof which is claimed to be attributable to the Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond within 10 days after Tenant has first notice of such mechanic’s lien.

9.	CONFLICT BETWEEN RULES AND REGULATIONS AND LEASE

In the event of any conflict between the Lease and these Rules and Regulations, the terms of the Lease shall control.

10.	GENERAL

10.1

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

10.2

Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

SCHEDULE A OF EXHIBIT C

RULES AND REGULATIONS

FOR DESIGN AND CONSTRUCTION OF TENANT WORK

Ledgemont Center

BASE BUILDING CHARGES

Contractors desiring to work on the Building Systems must coordinate all work with the Management Office at 781-861-7786.

All work must be scheduled a minimum of one week prior to the start of work. A work order will be issued listing the system affected and the time of shutdown. No work will commence until the work order has been signed by an authorized representative of the construction company.

Contractors must obtain credit approval from the Management Office prior to any work authorization.

	Fire Alarm Shutdown	Reconnect Shutdown

8:00 a.m. to 5:00 p.m.	$125.00	N/C
5:00 p.m. to 8:00 a.m.	$175.00	$175.00
Saturday	$225.00	$225.00
Sunday	$250.00	$250.00

Labor charge (per person) for Fire Alarm Watch or Sprinkler System Shutdown (required when servicing or testing any life safety device):

8:00 a.m. to 5:00 p.m.	$40.00 per hour
5:00 p.m. to 8:00 a.m.	$60.00 per hour
Saturday	$60.00 per hour
Sunday	$80.00 per hour

Contractor may not proceed with any work until authorization to begin work has been obtained from the Management Office. A separate request is to be issued for each day in which the Life Safety work is being performed.

Contractor will be fined $1,500.00 for each and every false alarm caused by contractors’ employees or their actions. Contractor will be fined $500.00 for every smoke detector covered by the contractor or their subcontractors.

$30.00 Per Hr (3 Hr Min) Contractors must pay a minimum of $1,500.00 to repair the elevator cabs if damaged.

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SCHEDULE B OF EXHIBIT C

RULES AND REGULATIONS

FOR DESIGN AND CONSTRUCTION OF TENANT WORK

1.	INSTALLATION OF CABLES

1.1	Computer and Telephone Cables

1.1.1.	Layout

A layout of cables must be submitted to the Property Manager for approval prior to installation.

1.1.2.	Installation

A.	Cables installed above the ceiling must be Teflon coated or encased in metal conduit.

B.	Cables must be tagged every 15’ and color coded.

C.	Cables must be properly affixed to the framing above the duct work so that they are self-supporting. Do not fasten to light fixtures.

D.	Cables must not sag and will be installed in the shortest possible runs.

E.	Connections (connectors, splices, etc.) must be securely installed so that they will not pull apart if cable is accidentally touched or pulled.

1.2	Electrical Floor Outlet Cables

1.2.1.	Layout

A layout of cables must be submitted to the Property Manager for approval prior to installation.

1.2.2.	Installation

A.	Cables must be tagged every 15’ and color coded.

B.	Runs will be as short and as free of slack as possible secured per code requirements.

C.	Cables are to be installed in tenant’s own ceiling then down partitions into the ceiling of the tenant below.

D.	Cables must be properly secured so that they are self-supporting.

E.	All connections (connectors, splices, etc.) must be located in the tenant’s own space to avoid damage from below.

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F.	Cables must be secured with clamps where they pass through the floor to prevent connections from separating.

G.	Where feasible, install cables above duct work and other materials in the ceiling.

1.3	Electrical Work

1.3.1.	All power wiring in Mechanical Rooms, Electric Rooms and Telephone rooms must be in EMT.

1.4	Security System

1.4.1.	Layout

A layout of the security system wiring must be submitted to the Property Manager for approval prior to installation.

1.4.2.	Installation

A.	All wiring for the security system will be tagged every 15’.

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SCHEDULE C OF EXHIBIT C

RULES AND REGULATIONS

FOR DESIGN AND CONSTRUCTION OF TENANT WORK

1.	WELDING AND HEAT CUTTING WORK

1.1	Definition

Welding and heat cutting activities as well as soldering and brazing shall be included in “Special Work” category as defines in Section 5.2(B). They require the tenant to provide the Property Manager with at least forty-eight (48) hours’ notice before proceeding and must be performed during periods outside of regular business hours.

1.2	Permitting

The Contractor must obtain a permit from the Lexington Fire Department before commencing work.

1.3	Precautions

Because welding and other hot work is a fire hazard, the Contractor must observe the following precautions and procedures (when possible, work should be done in a non-combustible area):

A.

No sprinkler impairments are allowed during “Special Work” and while the fire watch is in place. The sprinkler impairment restriction is for the floor the “Special Work” is taking place on and the floor above and the floor below.

B.	Smoke Detectors in the work area should be de-activated by the Building Manager for the duration of the work. The Property Manager will re-activate smoke detectors when the work is complete.

C.	Combustible materials shall be located at least fifty (50) feet from hot work operations and shall be covered with non-combustible materials.

D.	All flammable liquids and other hazards must be removed.

E.	All floor and wall openings must be covered with non-combustible material.

F.	Containers, tanks, ducts, etc. must be cleaned and purged of flammable vapors, liquids, dusts etc.

G.

A minimum of one multipurpose ABC rated portable fire extinguisher must be provided within ten (10) feet of the work area. The extinguisher should be fully charged and have been properly serviced within the last year. It is the responsibility of the contractor to provide fire extinguishers. Building extinguishers should not be used. A standpipe hose should also be readily available.

H.	A fire watch should be maintained on the floor levels where the work was conducted plus the next two floors below for at least one hour after welding or

C-1

burning has ceased. The fire watch shall consist of a member of the Lexington Fire Department. If there is a chance that slag could enter into a utility or elevator shaft, then the fire watch should cover the base of the shaft as well as the intermediate floors.

I.	If determined, a member of the Lexington Fire Department shall be on site, at Tenant cost, for any “Special Work”.

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EXHIBIT D

TENANT WORK INSURANCE SCHEDULE

Tenant shall, at its own expense, maintain and keep in force, or cause to be maintained and kept in force by any general contractors, sub-contractors or other third party entities where required by contract, throughout any period of alterations to the Premises or the Building by Tenant, the following insurance coverages:

(1)        Property Insurance. “All-Risk” or “Special” Form property insurance, and/or Builders Risk coverage for major renovation projects, including, without limitation, coverage for fire, earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief coverage on all equipment, furniture, fixtures, fittings, tenants work, improvements and betterments, business income, extra expense, merchandise, inventory/stock, contents, and personal property located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO “All-Risk” or “Special” form, when such coverage is supplemented with the coverages required above. Property policy shall also include coverage for Plate Glass, where required by written contract.

Builders Risk insurance coverage may be provided by the general contractor on a blanket builders risk policy with limits adequate for the project, and evidencing the additional insureds as required in the Lease.

(2)        Liability Insurance. General Liability, Umbrella/Excess Liability, Workers Compensation and Auto Liability coverage as follows:

(a)	General Liability	$1,000,000 per occurrence
$1,000,000 personal & advertising injury
$2,000,000 products/completed operations aggregate
$2,000,000 general aggregate

The General Contractor is required to maintain, during the construction period and up to 3 years after project completion, a General Liability insurance policy, covering bodily injury, personal injury, property damage, completed operations, with limits to include a $1,000,000 limit for blanket contractual liability coverage and adding Landlord as additional insured as respects the project during construction and for completed operations up to 3 years after the end of the project. Landlord requires a copy of the ISO 20 10 11 85 Additional Insured endorsement, showing Landlord as an additional insured to the GC’s policy.

(b)	Auto Liability	$1,000,000 combined single limit (Any Auto) for bodily injury and property damage, hired and non-owned cover.

(c)	Workers Compensation	Statutory Limits
	Employers Liability	$1,000,000 each accident
$1,000,000 each employee
$1,000,000 policy limit

General Contractor shall ensure that any and all sub-contractors shall maintain equal limits of coverage for Workers Compensation/EL and collect insurance certificates verifying same.

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(d)	Umbrella/Excess Liability	$3,000,000 per occurrence
$3,000,000 aggregate

(e)        Environmental Insurance – To the extent required by Landlord Contractors’ commercial general liability/umbrella insurance policy(ies) shall include Landlord and Landlord’s designees as additional insureds’, and shall include a primary non-contributory provision. Liability policy shall contain a clause that the insurer may not cancel or materially change coverage without first giving Landlord thirty (30) days prior written notice, except cancellation for non-payment of premium, in which ten (10) days prior written notice shall be required.

(3)        Deductibles. If any of the above insurances have deductibles or self-insured retentions, the Tenant and/or contractor (policy Named Insured) shall be responsible for the deductible amount.

All of the insurance policies required in this Exhibit D shall be written by insurance companies which are licensed to do business in the State where the property is located, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such state, with an A.M. Best rating of at least A and a financial size category of not less than VII. Tenant shall provide Landlord with certificates of insurance upon request, prior to commencement of the Tenant/contractor work, or within thirty (30) days of coverage inception and subsequent renewals or rewrites/replacements of any cancelled/non-renewed policies.

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EXHIBIT E

SPACE PLANS

Note: All furniture and equipment shown hereon is for illustrative purposes only and is not part of

Landlord’s Work or the delivery of the Premises.

E-1

EXHIBIT F

CONSTRUCTION DOCUMENTS

1.        Preparation of Construction Documents. The Construction Documents shall include all architectural, mechanical, electrical and structural drawings and detailed specifications for the Tenant Work and shall show all work necessary to complete the Tenant Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. Tenants leasing partial floors shall design entrances, doors and any other elements which visually integrate with the elevator lobbies and common areas in a manner and with materials and finishes which are compatible with the common area finishes for such floor. Landlord reserves the right to reject Construction Documents which in its reasonable opinion fail to comply with this provision. The Construction Documents shall include:

(a)        Major Work Information: A list of any items or matters which might require structural modifications to the Building, including the following:

(i)	Location and details of special floor areas exceeding 150 pounds of live load per square foot;

(ii)	Location and weights of storage files, batteries, HVAC units and technical areas;

(iii)	Location of any special soundproofing requirements;

(iv)	Existence of any extraordinary HVAC requirements necessitating perforation of structural members; and

(v)	Existence of any requirements for heavy loads, dunnage or other items affecting the structure.

(b)        Plans Submission: Two (2) blackline drawings and one (1) CAD disk showing all architectural, mechanical and electrical systems, including cutsheets, specifications and the following:

CONSTRUCTION PLANS:

(i)	All partitions shall be shown; indicate ratings of all partitions; indicate all non-standard construction and details referenced;

(ii)	Dimensions for partition shall be shown to face of stud; critical tolerances and ± dimensions shall be clearly noted;

(iii)	All doors shall be shown on and shall be numbered and scheduled on door schedule; indicate ratings of all doors;

(iv)	All non-standard construction, non-standard materials and/or installation shall be explicitly noted; equipment and finishes shall be shown and details referenced; and

(v)	All plumbing fixtures or other equipment requirements and any equipment requiring connection to Building plumbing systems shall be noted.

REFLECTED CEILING PLAN:

(i)	Layout suspended ceiling grid pattern in each room, describing the intent of the ceiling working point, origin and/or centering; and

(ii)

                                         Locate all ceiling-mounted lighting fixtures and air handling devices including air dampers, fan boxes, etc., lighting fixtures, supply air diffusers, wall switches, down lights, special lighting fixtures, special return air registers, special supply air diffusers, and special wall switches.

TELECOMMUNICATIONS AND ELECTRICAL EQUIPMENT PLAN:

(i)	All telephone outlets required;

(ii)	All electrical outlets required; note non-standard power devices and/or related equipment;

(iii)	All electrical requirements associated with plumbing fixtures or equipment; append product data for all equipment requiring special power, temperature control or plumbing considerations;

(iv)	Location of telecommunications equipment and conduits; and

(v)

                                         Components and design of the Antennas (including associated equipment) as installed, in sufficient detail to evaluate weight, bearing requirements, wind-load characteristics, power requirements and the effects on Building structure, moisture resistance of the roof membrane and operations of pre-existing telecommunications equipment.

DOOR SCHEDULE:

(i)	Provide a schedule of doors, sizes, finishes, hardware sets and ratings; and

(ii)	Non-standard materials and/or installation shall be explicitly noted.

HVAC:

(iii)	Areas requiring special temperature and/or humidity control requirements;

(iv)	Heat emission of equipment (including catalogue cuts), such as CRTs, copy machines, etc.;

(v)	Special exhaust requirements - conference rooms, pantry, toilets, etc.; and

(vi)	Any extension of system beyond demised space.

ELECTRICAL:

(i)	Special lighting requirements;

(ii)	Power requirements and special outlet requirements of equipment;

(iii)	Security requirements;

(iv)	Supplied telephone equipment and the necessary space allocation for same; and

(v)	Any extensions of tenant equipment beyond demised space.

PLUMBING:

(i)	Remote toilets;

(ii)	Pantry equipment requirements;

(iii)	Remote water and/or drain requirements such as for sinks, ice makers, etc.; and

(iv)	Special drainage requirements, such as those requiring holding or dilution tanks.

ROOF:

Detailed plan of any existing and proposed roof equipment showing location and elevations of all equipment.

SITE:

Detailed plan, including fencing, pads, conduits, landscaping and elevations of equipment.

SPECIAL SERVICES:

Equipment cuts, power requirements, heat emissions, raised floor requirements, fire protection requirements, security requirements, and emergency power.

2.        Plan Requirements. The Construction Documents shall be fully detailed and fully coordinated with each other and with existing field conditions, shall show complete dimensions, and shall have designated thereon all points of location and other matters, including special construction details and finish schedules. All drawings shall be uniform size and shall incorporate the standard electrical and plumbing symbols and be at a scale of 1/8” = 1’0” or larger. Materials and/or installation shall be explicitly noted and adequately specified to allow for Landlord review, building permit application, and construction. All equipment and installations shall be made in accordance with standard materials and procedures unless a deviation outside of industry standards is shown on the Construction Documents and approved by Landlord. To the extent practicable, a concise description of products, acceptable substitutes, and installation procedures and standards shall be provided. Product cuts must be provided and special mechanical or electrical loads noted. Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

3.        Drawing and Document Production. Landlord shall provide Tenant with two (2) blackline drawings and one (1) CAD disk showing the Building and site outline, core walls and columns, together with corridor and demising wall location plans.

4.        Change Orders. The Construction Documents shall not be materially changed or modified by Tenant after approval by Landlord without the further approval in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall not be obligated to approve any change or modification of the Construction Documents which in Landlord’s sole opinion shall cause any additional cost or expense to Landlord for which Tenant has not agreed to reimburse Landlord.

EXHIBIT G-1

CURRENT HAZARDOUS MATERIALS MATRIX

November 5, 2019

G-1

EXHIBIT G-2

LIST OF ENVIRONMENTAL SUBSTANCES

G-1

EXHIBIT H

SIGNAGE LOCATIONS

H-1

EXHIBIT I

RESERVED

I-1

EXHIBIT J

RESERVED

J-1

EXHIBIT K

FORM OF TERM COMMENCEMENT DATE AGREEMENT

COMMENCEMENT DATE AGREEMENT

Curis, Inc. (“Tenant”) hereby certifies that it has entered into a lease with 128 Spring Street Lexington, LLC (“Landlord”) dated as of __________ _____, 20_____ and verifies the following information as of the _____ day of __________ 20_____:

Address of Building:                             128 Spring Street, Lexington, Massachusetts

Number of Rentable Square Feet in Premises: _______________________

Commencement Date:
Rent Commencement Date:
Lease Termination Date:
Tenant’s Pro Rata Share:
Billing Address for Tenant:
Attention:
Telephone Number:	(___)
Federal Tax I.D. No.:

Tenant acknowledges and agrees that all improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT:

Curis, Inc.

By:

Name:

Title:

Hereunto duly authorized

LANDLORD:

128 Spring Street Lexington, LLC

By:

Name:

Title: Authorized Signatory

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EXHIBIT L

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:

BENEFICIARY:

128 SPRING STREET LEXINGTON, LLC

c/o Related Beal

177 Milk Street

Boston, Massachusetts 02109

AS “LANDLORD”

APPLICANT:

AS “TENANT”

AMOUNT: US $_______________ (______________________________________________ AND 00/100 U.S. DOLLARS)

EXPIRATION DATE: ______________

LOCATION: AT OUR COUNTERS IN BOSTON, MASSACHUSETTS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________ IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “B” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER OR AGENT, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

(A)        “THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US FROM APPLICANT PURSUANT TO THAT CERTAIN LEASE BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT.”

OR

(B)        “WE HEREBY CERTIFY THAT WE HAVE RECEIVED NOTICE FROM __________________ BANK THAT LETTER OF CREDIT NO. ____________ WILL NOT BE RENEWED, AND THAT WE HAVE NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM APPLICANT SATISFACTORY TO US AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

OUR OBLIGATION UNDER THIS CREDIT SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCES, CLAIM OR DEFENSE, REAL OR PERSONAL, OF ANY PARTY AS TO THE ENFORCEABILITY OF THE LEASE BETWEEN YOU AND TENANT, IT BEING UNDERSTOOD THAT OUR OBLIGATION SHALL BE THAT OF A PRIMARY OBLIGOR AND NOT THAT OF A SURETY, GUARANTOR OR ACCOMMODATION MAKER. IF YOU DELIVER THE WRITTEN CERTIFICATE REFERENCED ABOVE TO US, (I) WE SHALL HAVE NO OBLIGATION TO DETERMINE WHETHER ANY OF THE STATEMENTS THEREIN ARE TRUE, (II) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF THE STATEMENTS MADE IN SUCH CERTIFICATE ARE UNTRUE IN WHOLE OR IN PART, AND (III) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF TENANT DELIVERS INSTRUCTIONS OR CORRESPONDENCE TO WHICH EITHER (A) DENIES THE TRUTH OF THE STATEMENT SET FORTH IN THE CERTIFICATE REFERRED TO ABOVE, OR (B) INSTRUCTS US NOT TO PAY BENEFICIARY ON THIS CREDIT FOR ANY REASON WHATSOEVER.

PARTIAL AND MULTIPLE DRAWS ARE ALLOWED. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND SIX (6) MONTHS BEYOND LEASE EXPIRATION.

THIS LETTER OF CREDIT MAY BE TRANSFERRED WITHOUT COST TO THE BENEFICIARY, ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF THE TRANSFER AND ONLY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED “EXHIBIT A” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS PRIOR TO 10:00 A.M. E.S.T. TIME, ON A BUSINESS DAY AT

OUR OFFICE (THE “BANK’S OFFICE”) AT: _________________________________________, BOSTON, MASSACHUSETTS _______, ATTENTION: _______________________ OR BY FACSIMILE TRANSMISSION AT: (617) ____-______; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (617) _____-_______, ATTENTION: _________________ WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN ONE (1) BUSINESS DAY AFTER PRESENTATION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”

DATE:

TO:

RE: STANDBY LETTER OF CREDIT

NO.ISSUED BY

ATTN:	L/C AMOUNT:

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

_____________________________________

(BENEFICIARY’S NAME)

SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

(NAME OF BANK)

AUTHORIZED SIGNATURE

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EXHIBIT “B”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	_____________________________________________	US$__________________________________________

USDOLLARS

DRAWN UNDER	BANK, BOSTON, MASSACHUSETTS, STANDBY

LETTER OF CREDIT NUMBER NO.	DATED ___________________________

TO:_______________________________________ BANK ______________________________________________ ______________________________________________ ___________________________________, MA ______	_______________________________________________ (BENEFICIARY’S NAME) _______________________________________________ Authorized Signature

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